Exhibit 4.4

MELLON 401(k)

RETIREMENT SAVINGS PLAN

Amended and Restated

Effective as of January 1, 1998

[ Originally Effective As of January 1, 1987 ]

Working Copy of Plan Incorporating the Following Amendments:

1)	First (Qualification) Amendment, effective January 1, 1998

2)	Second Amendment, effective April 5, 1999

3)	Third Amendment, effective January 1, 1997 (and various other dates)

4)	Fourth Amendment, effective January 1, 2002

5)	Fifth Amendment, effective July 1, 2002

6)	Sixth Amendment, effective January 1, 2002 (and various other dates)

7)	Seventh Amendment, effective November 6, 2003

8)	Eighth Amendment, effective January 1, 2003

9)	Ninth Amendment, effective February 1, 2005

10)	Tenth Amendment, effective March 28, 2005

11)	Eleventh Amendment, effective May 15, 2005

12)	Twelfth Amendment, effective as of October 1, 2005

13)	Thirteenth Amendment, effective as of January 1, 2006

Detailed Table of Contents

1.48	Transferee Participant	15
1.49	Transferred Amounts	15
1.50	Transferred Amounts Account	15
1.51	Triggering Event	15
1.52	Trust	15
1.53	Trust Agreement	15
1.54	Trustee	16
1.55	Valuation Date	16

ARTICLE II	PARTICIPATION	17
2.1	Eligibility for Participation	17
2.2	Termination of Active Participation	18
2.3	Transfer Resulting in Again Becoming an Employee	19

ARTICLE III	CONTRIBUTIONS	20
3.1	Employer Contributions	20
3.2	Employer Contract Contributions from Salary Reduction	20
3.3	Employer Matching Contributions	22
3.4	Participant’s Account	23
3.5	Diversion of Plan Assets; Mistaken Contributions	24
3.6	Transferred Amounts	25
3.7	Employer Discretionary Contributions	26
3.8	Rollover Contributions	26
3.9	Applicable Minimum Employer Contributions	28

ARTICLE IV	INVESTMENT AND VALUATION OF ACCOUNTS	31
4.1	Investment Options	31
4.2	Employer Stock Fund	33
4.3	Investment Elections	35
4.4	Limitations on Investments	39
4.5	Prohibited Transactions	40
4.6	Valuation of Investment Funds	41
4.7	Valuation and Adjustment of Accounts	41
4.8	Participant’s Risk	43
4.9	Annual Statements	43
4.10	Interim Investments	43

ARTICLE V	VOTING	44
5.1	Right to Vote	44
5.2	Voting	44

ARTICLE VI	LOANS	47
6.1	Establishment of Loan Rules	47
6.2	General Limitations	47
6.3	Specific Limitations	50
6.4	Consequences of Default	52
6.5	Death	53

ARTICLE VII	BENEFITS	54
7.1	Events of Distribution	54
7.2	Distribution	54
7.3	Method of Payment	55
7.4	Medium of Payment	57
7.5	Facility of Payment	58

ARTICLE VIII	ADMINISTRATION	59
8.1	Named Fiduciaries; Administrator	59
8.2	Allocations and Delegations of Fiduciary Responsibility	59
8.3	Powers and Duties	61
8.4	Discharge of Duties	63
8.5	Procedures	64
8.6	Establishment of Rules	64
8.7	Limitation of Liability	64
8.8	Compensation and Insurance	64
8.9	Removal and Resignation	65
8.10	Claims Procedure	65
8.11	Coordination Between the CBC and the BIC	67

ARTICLE IX	TRUST AND TRUSTEE	70
9.1	Trust	70
9.2	Removal or Resignation	70

ARTICLE X	AMENDMENT, TERMINATION, AND MERGER	71
10.1	Amendment	71
10.2	Failure to Qualify	71
10.3	Discontinuance of Contributions and Termination of the Plan	71
10.4	Vesting and Distribution Upon Termination by the Corporation	72
10.5	Merger	73

ARTICLE XI	DISTRIBUTION AND ACCRUAL REQUIREMENTS IMPOSED BY THE CODE	74
11.1	Additional Limitation on Contributions	74
11.2	Definitions and Rules	74
11.3	Actual Deferral Percentage Test	76
11.4	Actual Contribution Percentage Test	77
11.5	Multiple Use Limitation Test	78
11.6	Order of Testing	78
11.7	Mid-Year Discretionary Remedial Procedure to Prevent Excess Contract Contribution or Matching Contribution Amounts and Excess Deferral or Contribution Percentages	78
11.8	Year-End Correction of Excess Contract Contribution Amounts, Excess Deferral Percentages and Excess Contribution Percentages	78
11.9	Maximum Contributions	82
11.10	Mandatory Distributions Required by Law	84
11.11	Top-Heavy Provisions	91
11.12	Definitions	92

ARTICLE XII	MISCELLANEOUS	96
12.1	Participant’s Rights	96
12.2	Spendthrift Clause	96
12.3	Unclaimed Amounts	97
12.4	Judicial or Administrative Proceedings	97
12.5	Power to Interplead	98
12.6	Limitation of Benefit	98
12.7	Construction of Plan	98
12.8	Plan Expenses	98
12.9	Liability of Officers and Directors	98
12.10	Rights of Reemployed Veterans	99

ARTICLE XII-A -	EMPLOYEE STOCK OWNERSHIP PLAN	100
12.1A	Establishment of ESOP	100
12.2A	ESOP Requirements	100
12.3A	Vesting	101
12.4A	Payment of Dividends	101

ARTICLE XIII	EXECUTION	102

APPENDIX A	PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE DREYFUS CORPORATION RETIREMENT PROFIT SHARING PLAN	A-1

APPENDIX B	PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE BOSTON COMPANY, INC. EMPLOYEE SAVINGS PLAN	B-1

APPENDIX C	PROVISIONS CONCERNING FORMER PARTICIPANTS IN THE EMPLOYEE SAVINGS AND PROFIT SHARING PLAN OF UNITED NATIONAL BANK	C-1

MELLON 401(k)

RETIREMENT SAVINGS PLAN

THIS RETIREMENT SAVINGS PLAN was originally authorized on the 20th day of October, 1987, by a resolution of the Board of Directors of MELLON FINANCIAL CORPORATION (known prior to October 18, 1999 as “Mellon Bank Corporation”), a Pennsylvania corporation with its principal office in Pittsburgh, Pennsylvania, and was originally effective on the 1st day of January, 1987.

W I T N E S S E T H :

WHEREAS, the Corporation established a savings plan for the benefit of eligible employees as set forth herein, effective as of January 1, 1987 and known as the Mellon Bank Corporation Retirement Savings Plan; and

WHEREAS, the Plan is intended to operate as a vehicle to encourage the long-term accumulation of assets for ultimate distribution to eligible employees upon their subsequent retirement, death, disability or other severance from employment from the Corporation by: (a) providing such participating employees with the opportunity to participate in the profits of the Corporation and save towards their own retirement on a tax-favored basis; and (b) by discouraging investment activities which (i) speculate on short-term market fluctuations or are inconsistent with the stated policies of the investment option, (ii) may possibly have an adverse effect on the investment return of participants not engaging in such activities, or (iii) are otherwise inconsistent with the stated goal of encouraging the long-term accumulation of assets for retirement; and

WHEREAS, the Plan is intended to constitute a qualified profit sharing plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, and the Trust which forms a part hereof is intended to be tax-exempt under Code Section 501(a) and to constitute the sole source of benefits for Participants and their Beneficiaries; and

WHEREAS, a favorable determination letter was received from the Internal Revenue Service with respect to the Plan as originally adopted; and

WHEREAS, the Plan was last amended and restated effective January 1, 1989 to comply with the requirements of the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989, and the Omnibus Budget Reconciliation Act of 1990; and

WHEREAS, the Corporation desires to amend and restate the Plan to provide for daily valuation of Participants’ Accounts, to rename the Plan the “Mellon 401(k) Retirement Savings Plan”, to provide for paperless administration of the Plan, and to reflect amendments to the Plan subsequent to its amendment and restatement; and

WHEREAS, the Plan as amended and restated herein is intended only to apply to employees whose employment terminates on or after January 1, 1998, and the rights of employees whose employment terminated before that date continue to be determined under the terms and conditions of the Plan as in effect at the time of such termination, unless expressly provided otherwise herein;

NOW, THEREFORE, in order to accomplish the aforementioned intentions and intending to be legally bound, the Corporation, as sponsor, hereby amends and restates the Plan, effective as of January 1, 1998, as set forth hereinafter.

ARTICLE I

DEFINITIONS

The following words and phrases as used herein shall have the following meanings unless a different meaning is clearly required or indicated by the context:

1.1 “Account” means the account established and maintained by the CBC in the name of each Participant on the books and records of the Plan to which all allocations under the Plan applicable to the rights of the Participant are made and which holds the Participant’s interest in each Investment Fund. Such Account shall be subdivided into a Contract Contribution Account, a Matching Contribution Account, a Discretionary Contribution Account, and such other subaccounts as the CBC deems necessary or appropriate. Effective as of January 1, 2002, each subaccount, other than the Contract Contribution Account, that is established and maintained on behalf of each Participant shall be subdivided further into an “ESOP Account”, as defined in Section 12.1A, and a “Non-ESOP Account” which shall consist of the portion of such subaccount that is not invested in the Employer Stock Fund.

1.2 “Account Balance” means the Participant’s Accrued Benefit plus the Participant’s proportionate interest in Plan assets, if any, attributable to his Transferred Amounts Account and/or Rollover Contributions Account.

1.3 “Accrued Benefit” means the Participant’s proportionate interest in the Plan assets, attributable to Contract Contributions, Matching Contributions and Discretionary Contributions to this Plan, held by the Trustee as determined in relation to the interests of all other Participants in the Plan. The particular dollar value of such Participant’s proportionate interest as of any time of reference shall not be deemed to represent the Participant’s Accrued Benefit. Any amounts credited to a Participant’s Transferred Amounts Account established pursuant to Section 3.6, and/or any amounts credited to a Participant’s Rollover Contributions Account established pursuant to Section 3.8, and the value of such amounts as of any time of reference thereafter, shall not be deemed part of the Accrued Benefit.

1.4 “Appropriate Form” means the form provided or prescribed by the CBC, the BIC or their delegates for a particular purpose hereunder. To the extent relevant, “Appropriate Form” shall also include those processes and procedures prescribed by the CBC or the BIC for making elections and inquiries under the Plan through the use of telephones, computers or other “paperless” means.

1.5 “Assigned Loan” means a loan made to a Transferee Participant by a Prior Plan represented by a promissory note or other evidence of indebtedness and any and all security for such loan which was transferred directly to the Trustee of this Plan by the trustee of such other Prior Plan as part of the transfer of such Prior Plan’s assets.

1.6 “Basic Contract Contribution” means that portion of any Contract Contribution, including any Catch-Up Contribution made in accordance with Section 3.2(g), attributable to salary reductions of six percent (6%), or less, of Eligible Compensation.

1.7 “Beneficiary” means the person (or class of persons), legal or natural, designated by the Participant, in writing on the Appropriate Form prior to his death, to receive benefits payable in the event of a Participant’s death prior to his Benefit Commencement Date. If the Participant has a Spouse on the date of his death, the Participant’s Spouse shall be the Participant’s automatically designated Beneficiary, unless the Participant shall have: (a) designated in writing a non-spouse Beneficiary, and (b) received Spousal Consent to such designation.

A Participant may from time to time, and at any time prior to death or distribution of the Account Balance hereunder, change the designation of Beneficiary, subject to the rules regarding Spousal Consent. All Beneficiary designations shall be held on file by the CBC and shall remain binding until changed by the Participant in accordance with this Section. In the event that there exists no valid Beneficiary designation (including an automatic spousal designation) on the date of the Participant’s death, any benefits payable hereunder which arise by reason of the Participant’s death shall be paid to the beneficiary named under any Employer-sponsored group life insurance program and, if none, to the estate of the Participant.

1.8 “Benefit Commencement Date” means the first day on which all events have occurred which entitle the Participant to distribution of his Account Balance under the Plan.

1.9 “BIC” means the Benefits Investment Committee of the Corporation as it may from time to time be constituted and its duly appointed delegate.

1.10 “Board” means the Board of Directors of the Corporation (or its delegate) as from time to time constituted and its duly appointed delegate.

1.11 “CBC” means the Corporate Benefits Committee of the Corporation, as it may from time to time be constituted and its duly appointed delegate.

1.12 “Code” means the Internal Revenue Code of 1986, as amended.

1.13 “Contract Contributions” mean those contributions made by an Employer in consideration of an Employee agreeing to take a percentage reduction in Eligible Compensation pursuant to the agreement between the Employer and the Employee evidenced by the Appropriate Form. Contract Contributions shall cease after the termination of a Participant’s agreement to take a reduction in Eligible Compensation as evidenced by the Appropriate Form.

1.14 “Contract Contribution Account” means the account established, where necessary under Section 3.2, to reflect that portion of the Trust which is attributable to Contract Contributions made on behalf of such Participant.

1.15 “Controlled Group” means the Corporation and any subsidiary or affiliate which is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Code Sections 414(b), (c), and (m), respectively), or which must be aggregated pursuant to Code Section 414(o) and the regulations thereunder, except that for purposes of Section 11.9, the modification provided for in Section 415(h) of the Code shall be taken into account.

1.16 “Corporation” means Mellon Financial Corporation (known prior to October 18, 1999 as “Mellon Bank Corporation”), a Pennsylvania corporation.

1.17 “Discretionary Contribution” means a contribution made by the Employer pursuant to Section 3.7.

1.18 “Discretionary Contribution Account” means the account established, where necessary under Section 3.7, to reflect that portion of the Trust which is attributable to Discretionary Contributions made on behalf of such Participant.

1.19 “Effective Date” means the effective date of this Plan as amended and restated; namely, January 1, 1998.

1.20 “Eligible Compensation”, except as limited below, means the base pay, base salary, or other base method of compensation or pay established by an Employer for the services of an Employee and reported as income on the Employee’s IRS Form W-2 (determined, however, on a payroll period basis), increased by any reductions attributable to Contract Contributions and, effective as of June 1, 1999, any reductions attributable to a qualified transportation benefit program under Code Section 132(f), but excluding reductions attributable to elective contributions to a “cafeteria plan” as described in Code Section 125 and applicable regulations, and also excluding all other forms of compensation, such exclusion to include, by way of illustration and not limitation: commissions (except as otherwise provided below with respect to individuals with no base method of compensation); bonuses in all forms; reductions in salary made under the terms and conditions of any welfare benefit plan of which the Employer is the sponsor; payments in lieu of vacation; all non-regular payments; payments to health, retirement, unemployment, death, disability, or any other similar plan generally classified as a welfare or pension plan; any special purpose payments such as car or expense allowances, moving expenses, or educational payments; and any other payments held to be non-basic under uniform rules of the Plan administrator. Eligible Compensation shall not include deferrals to any executive deferred compensation plan, amounts received from any executive deferred compensation plan, and any amounts paid as displacement or severance for periods following the later of: (a) January 1, 2006 or (b) an Employee’s “severance from employment” within the meaning of proposed treasury regulation section 1.401(k)-1(e)(8) and any successor regulation, including, but not limited to, payments under the Mellon Financial Corporation Displacement Program, the Mellon Financial Corporation Supplemental Unemployment Benefit Plan; any other separation or severance program or agreement established or maintained by the Corporation and/or any other severance arrangement or agreement for periods following an Employee’s official displacement effective date or other severance from employment. Eligible Compensation shall be determined by the Employer.

Effective for Plan Years commencing on and after January 1, 1991, the term “Eligible Compensation” for any Plan Year means, for any group of employees who are in the same job classification and who receive no base pay, base salary, or other base method of compensation or pay for services, the control point of the applicable salary grade for such job classification for such Plan Year as determined under the Employer’s salary administration policy (determined, however, on a payroll period basis), but without regard to any adjustments to compensation as specified in the preceding paragraph.

Notwithstanding the foregoing, Eligible Compensation in excess of $200,000 shall be disregarded; provided, however, that “$150,000” shall be substituted for “$200,000” effective for Plan Years beginning after December 31, 1993, and further provided that any dollar limitation shall be automatically adjusted annually (if necessary) in accordance with Code Section 401(a)(17) and the regulations thereunder (the “Compensation Limitation”). Pursuant to the adjustments described in the preceding sentence, the Compensation Limitation for Plan Years beginning on or after January 1, 2002 shall be $200,000.

Effective for Plan Years beginning before January 1, 1997, for purposes of this Compensation Limitation, in determining the Eligible Compensation of a Highly Compensated Employee who is a 5% owner or one of the ten (10) most Highly Compensated Employees, the family aggregation rules of Code Section 414(q)(6) shall apply, and the Highly Compensated Employee’s family shall be treated as one Employee with one Eligible Compensation, except that in applying such rules, the term “family” shall include only the Spouse and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. If as a result of the application of such family aggregation rules, the Compensation Limitation is exceeded, then such Compensation Limitation shall be prorated among the affected Participants in proportion to each such Participant’s Eligible Compensation as determined under this Section prior to the application of the Compensation Limitation.

1.21 “Eligible Employee” means an Employee who is eligible to become a Participant under Article II, regardless of whether such Employee has elected to participate.

1.22 “Employee” means each common law employee of an Employer who (i) performs services as a “salaried” employee, (ii) serves in a position which is not covered by a collective bargaining agreement, except where an applicable collective bargaining agreement provides for his participation in the Plan, (iii) who is either a citizen of, or domiciled in, the United States, and (iv) as an employee, receives income which is taxable in the United States. It is expressly intended that any person who is not carried on an Employer’s payroll records as a common law employee is to be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency. When the first letter of the word “employee” is not capitalized, employee shall mean a common law employee of any member of the Controlled Group.

“Employee” shall include leased employees within the meaning of Code Section 414(n)(2), but only to the extent required by Code Section 414(n). Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” shall not include those leased employees covered by a plan described in Code Section 414(n)(5)(B). Anything in this definition to the contrary notwithstanding, no leased employee shall be eligible to participate in this Plan in any manner whatsoever unless the Board otherwise authorizes such participation.

For purposes of this Section, a “leased employee” (as defined in Code Section 414(n)(2) shall mean any person who pursuant to an agreement between an Employer and any other person (leasing organization) has performed services for the Employer (or any related person determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the recipient of such services.

1.23 “Employer” means the Corporation, any successors in interest thereto, and any other Related and Affiliated Entities described in Section 1.41.

1.24 “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service. Should an Employee have suffered a Break in Service as defined in Section 1.44 (e), “Employment Commencement Date” shall mean the most recent date after such Break in Service that the Employee first performs an Hour of Service.

1.25 “Entry Date” means the first day of any payroll period.

1.26 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.27 “Highly Compensated Employee” shall mean:

(a) Effective for Plan Years beginning on and after January 1, 1997, (i) an employee who was a five percent (5%) owner (as defined in Code Section 416(i)(1) of a member of the Controlled Group at any time during the Determination Year or Look-Back Year; or (ii) received compensation from the Controlled Group during the Look-Back Year in excess of $80,000 (as adjusted pursuant to Code Section 414(q)).

(b) Plan Years Before January 1, 1997. Effective for Plan Years beginning before January 1, 1997, “Highly Compensated Employee” shall mean any employee who performs service for a member of the Controlled Group during the Determination Year and who, during the Look-Back Year:

(i) received compensation from the Controlled Group in excess of $75,000 (as adjusted pursuant to Code Section 414(q)(1));

(ii) received compensation from the Controlled Group in excess of $50,000 (as adjusted pursuant to Code Section 414(q)(1)) and was a member of the top-paid group for such year (within the meaning of Code Section 414(q)(1)); or

(iii) was an officer of a member of the Controlled Group and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A). The term “Highly Compensated Employee” also includes:

(A) employees who are described in the preceding sentence if the term “Determination Year” is substituted for the term “Look-Back Year” and if the employee is one of the one hundred (100) employees who received the most compensation from the Controlled Group during the Determination Year; and

(B) employees who are five percent (5%) owners of their Employer or of a member of the Controlled Group at any time during the Look-Back Year or Determination Year.

If no officer has satisfied the compensation requirement of (b)(iii) above during either a Determination Year or a Look-Back Year, the highest-paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the “Determination Year” shall be the Plan Year. The “Look-Back Year” shall be the twelve (12)-month period immediately preceding the Determination Year.

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers, and the total compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

To the extent required by applicable law, “Highly Compensated Employee” shall also include a highly compensated former employee, who is any employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for any member of the Controlled Group during the Determination Year, and was an active Highly Compensated Employee for either his separation year or any Determination Year ending on or after such employee’s fifty-fifth (55th) birthday.

(c) Special Family Aggregation Rule in Effect for Plan Years Before 1997. Effective for Plan Years ending on or before December 31, 1996, if an employee is, during a Determination Year or Look-Back Year, a Family Member of either (i) a five percent (5%) owner who is an active or former employee, or (ii) a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of compensation paid by the Controlled Group during such year, then the Family Member and five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five percent (5%) owner or top-ten Highly Compensated Employee. “Family Member” means, with respect to any employee, such employee’s Spouse, the employee’s lineal ascendants and descendants, and the Spouses of such lineal ascendants and descendants.

1.28 “Hour of Service” means each hour for which an employee is paid, or entitled to payment, by any member of the Controlled Group for the performance of duties or service for the Controlled Group. Unless previously credited, Hours of Service shall include hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a member of the Controlled Group. An Hour of Service shall be computed and credited in a manner consistent with regulation subsections 2530.200b-2(b), (c), and (d) issued by the Secretary of Labor.

1.29 “Inactive Participant” means an individual who is an employee (who is no longer an “Employee” as hereinabove defined) or former employee (who has elected to defer receipt of his Account Balance pursuant to Section 7.2) who has a non-forfeitable right to an Account Balance under the terms of the Plan. An Inactive Participant shall be treated in all respects as a Participant in the Plan, except that: (a) they shall be ineligible to receive an allocation of any contributions made under Article III other than Rollover Contributions to the extent permitted by Section 3.8 and (b) former employees other than those on Long Term Disability shall be ineligible to receive a loan under Article VI.

1.30 “Investment Funds” means the separate investment options in which Participants’ Accounts are invested in accordance with Article IV.

1.31 “IRS” means the United States Internal Revenue Service.

1.32 “Matching Contribution” means a contribution made by the Employer pursuant to Section 3.3.

1.33 “Matching Contribution Account” means the account established, where necessary under Section 3.3, to reflect that portion of the Trust which is attributable to Matching Contributions made on behalf of such Participant.

1.34 “Mellon Stock” means the common stock of the Corporation, par value $.50.

1.35 “Non-Highly Compensated Employee” means any employee who does not meet the definition of Highly Compensated Employee during the Determination Year (as defined in Section 1.27), without regard to the Look-Back Year (as defined in Section 1.27).

1.36 “Normal Retirement Age” means attainment of age sixty-five (65).

1.37 “Participant” means an individual who has an Account Balance under the Plan. Except as otherwise expressly provided in the Plan, “Participant” shall also include an Inactive Participant.

1.38 “Plan” means the Mellon 401(k) Retirement Savings Plan as set forth herein and as may be amended from time to time hereafter.

1.39 “Plan Year” means the consecutive twelve (12) month period beginning on January 1 and ending on December 31 of each year.

1.40 “Prior Plan” means any one of the pension or profit sharing plans which were previously sponsored by an Employer some or all of the assets of which were transferred and/or merged with and into this Plan pursuant to a trustee-to-trustee transfer and which are held in separate Transferred Amounts Accounts established pursuant to Section 3.6 of the Plan.

1.41 “Related and Affiliated Entities” means a business entity related or affiliated to the Corporation which has been designated by the Board as being eligible to have its employees covered hereunder.

1.42 “Rollover Contributions” means amounts rolled over into the Trust on behalf of a Participant pursuant to Section 3.8.

1.43 “Rollover Contributions Account” means the account established, where necessary, under Section 3.8 on behalf of a Participant to reflect that portion of the Trust which is attributable to such Participant’s Rollover Contributions.

1.44 “Service” for purposes of determining eligibility to participate (prior to January 1, 2001) and the nonforfeitability of Matching Contributions (on and after January 1, 2001) shall mean an Employee’s aggregate period(s) of service determined as follows:

(a) Service shall begin on the Employee’s Employment Commencement Date and shall end on the Employee’s Severance from Service Date. If an Employee’s employment is terminated and he is later reemployed within one (1) year of his first day of absence, the period between his Severance from Service Date and the date of his reemployment shall be included in his period of Service. If the Employee has a Break in Service prior to completing a one year period of Service, any period of Service before the Break in Service shall be disregarded, except as provided in Section 3.4(d).

(b) If an Employee shall have been absent from the service of the Corporation and each other member of the Controlled Group because of service in the Armed Forces of the United States and such absence would otherwise be a Break in Service, and if he shall have returned to the service of the Corporation or another member of the Controlled Group having applied to return while his reemployment rights were protected by law, that absence shall not be deemed a Break in Service, and the period of military service prior to reemployment shall be counted as part of the Employee’s period of Service.

(c) A period during which an Employee is on a leave of absence approved by the Corporation or another member of the Controlled Group shall not be considered as a Break in Service. Furthermore, Service shall include any period of leave of absence during which an Employee is entitled to or in receipt of benefits under the Mellon Bank Long-Term Disability Plan or any similar program maintained by a member of the Controlled Group.

(d) For purposes of determining an employee’s aggregate period of Service, each of the following periods of service shall be counted toward a person’s period of Service to the extent that it would otherwise be recognized under subsections (a) through (c) with respect to an Employee:

(i) a period of service as an employee, but not an Employee, of an Employer,

(ii) a period of service as an employee of a member of the Controlled Group which is not an Employer (but only for periods during which such entity is a member of the Controlled Group), unless recognition for such service is granted by the Board as part of an acquisition agreement, and

(iii) in the case of a person who is a Leased Employee immediately before or after a period of Service as an Employee or a period of service described in (i) or (ii) above, a period during which he has performed services for the Corporation or a member of the Controlled Group as a Leased Employee.

(e) Definitions. For purposes of determining an Employee’s Service, the following words or phrases shall have the meanings ascribed to them.

(i) “Break in Service” means a period of one (1) year or more which constitutes a break in an Employee’s period of Service and shall occur upon the completion of a twelve (12) month period beginning on a Severance from Service Date and ending on the day immediately preceding the first anniversary of such Severance from Service Date during which a former Employee does not complete one (1) Hour of Service; provided, however, that if an Employee’s employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, solely for purposes of determining whether a one year Break in Service has occurred, the Severance from Service Date will not be deemed to occur until the first anniversary of the date the Severance from Service Date would have otherwise occurred.

Notwithstanding the foregoing, should a Transferee Participant in a Prior Plan which is merged either in whole or in part into this Plan be absent from employment due to maternity/paternity reasons as defined in such Prior Plan, the determination of whether such Transferee Participant has incurred a Break in Service under this Plan shall be made in accordance with the terms and conditions in effect in said Prior Plan on the date such Transferee Participant first commenced the absence from work due to said maternity/paternity reasons.

(ii) “Leased Employee” shall mean any person so defined in Code Section 414(n), as defined in Section 1.22, or any independent contractor providing services to an Employer.

(iii) “Parental Leave” means a period in which the Employee is absent from work due solely to and immediately following his or her active employment because of the Employee’s pregnancy, the birth of the Employee’s child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

(iv) “Severance from Service Date” shall mean the earlier of: (A) the date on which an Employee quits, retires, is discharged, or dies, or (B) the first anniversary of a period in which an Employee remains absent from active employment (with or without pay) including, but not limited to, layoff, leave of absence, or absence due to illness.

(v) “Year of Service” shall mean the twelve (12) month period of Service.

1.45 “Spousal Consent” means the written consent required to be given by a Participant’s Spouse in order for the Participant to elect a non-spouse Beneficiary. Such written consent must contain: (a) the consent of the Spouse to such designation, (b) the Spouse’s acknowledgment of the effect of such designation (i.e., loss of benefit), (c) a specific acknowledgment by the Spouse of the identity of the non-spouse Beneficiary, and (d) the notarized signature of the Spouse. Notwithstanding the preceding sentence, a Spouse’s consent shall not be required if it is established to the satisfaction of the CBC that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be recognized under applicable law. The Participant may revoke any previous Beneficiary designation naming a Beneficiary other than his Spouse at any time prior to death or commencement of benefits hereunder and his Spouse again shall be deemed to be his designated Beneficiary unless the Participant obtains such Spouse’s consent to name a new Beneficiary and follows the above rules.

A Spouse’s consent applies only to the signatory Spouse and shall bind no other Spouse. In the event the Participant has a new Spouse after consent was obtained from a prior spouse, the new Spouse will be deemed to be the Beneficiary unless the new Spouse consents to a different Beneficiary in accordance with the procedure which is set forth in the preceding paragraph. Any designation by a non-married Participant made prior to his legal marriage shall be automatically voided upon his subsequent marriage and the new Spouse will be the Beneficiary unless the new Spouse consents in writing to the designation of a non-spouse Beneficiary in accordance with the procedures set forth in this Section.

1.46 “Spouse“ shall mean the person, if any, to whom a Participant is legally married.

1.47 “Total and Permanent Disability” means any physical or mental condition which is considered to render the Participant wholly and continuously unable to engage in any occupation or perform any work for compensation or profit for which he is or may become reasonably fitted by education, training, or experience, which condition can be expected to result in death or to be of continued and/or indefinite duration. The determination of such condition shall be made by the CBC. In making such determination the CBC shall consider the medical evidence provided by the Participant and shall be entitled to have the Participant examined by a qualified, licensed physician selected by the CBC for the purpose of obtaining such physician’s opinion of the Participant’s condition; provided, however, that should the Participant be eligible for benefits under any other welfare benefit plan of an Employer providing payments on account of sickness or accident disability upon the expiration of a minimum twenty-six (26) week period beginning on the date of an absence due to such sickness or accident disability, he shall be considered totally and permanently disabled for purposes of this Plan.

1.48 “Transferee Participant“ means Participants in this Plan who were participants in a Prior Plan and whose account balances (less amounts, if any, attributable to employee or employer contributions which the BIC, in its sole discretion, determines not to accept), were transferred and/or merged with and into this Plan in a trustee-to-trustee transfer.

1.49 “Transferred Amounts” means account balances of a Transferee Participant under a Prior Plan, which were transferred and/or merged with and into this Plan in a trustee-to-trustee transfer pursuant to Section 3.6.

1.50 “Transferred Amounts Account” means the account established, where necessary, under Section 3.6 for a Transferee Participant, to reflect that portion of the Trust which is attributable to such Participant’s interest in the Transferred Amounts.

1.51 “Triggering Event” means the Participant’s retirement, death, Total and Permanent Disability, or other severance from employment from all members of the Controlled Group.

1.52 “Trust” means the trust established as part of this Plan to hold the assets of the Plan, which Trust is governed by the Trust Agreement.

1.53 “Trust Agreement” means the agreement or agreements of trust and/or custodial agreements established as part of this Plan, and any amendments or supplements thereto, under which the assets of the Plan are held. Such agreement or agreements shall form a part of this Plan with like effect as if inserted herein.

1.54 “Trustee” means Mellon Bank, N.A. or any other bank, individual, firm, or corporation having fiduciary powers which may be hereinafter appointed to act as trustee or custodian of the Plan’s assets and who becomes subject to the terms of the Trust Agreement.

1.55 “Valuation Date” means each calendar day on which the New York Stock Exchange is open to execute purchases or sales of securities as of the close of business on that day, or such other dates as from time to time may be established by the CBC; provided, however, that for purposes of preparing account statements for Participants and for fulfilling any reporting requirements imposed by the IRS or any other person, “valuation date” shall mean the last day of the Plan Year and such other dates as from time to time may be established by the CBC.

ARTICLE II

PARTICIPATION

2.1. Eligibility for Participation.

(a) As of the Effective Date. All Employees who were Participants on the day before the Effective Date shall remain Participants, and all Employees that were eligible to participate on the day before the Effective Date shall remain eligible to participate, on and after the Effective Date (subject to Section 2.2).

(b) After the Effective Date. Each Employee who was not a Participant or eligible to participate on the Effective Date shall be eligible to become a Participant following his completion of a Year of Service. An Employee who timely enrolls pursuant to Section 3.2(b) when he is first eligible shall become a Participant on the Entry Date following completion of a Year of Service, provided that he is an Employee on such date. An Employee who fails to enroll when he is first eligible shall become a Participant on the Entry Date following his enrollment pursuant to Section 3.2(b), provided that he is an Employee on such date.

Notwithstanding the foregoing, each Employee on January 1, 2001 shall be immediately eligible to participate in the Plan, and shall become a Participant on the Entry Date following his enrollment pursuant to Section 3.2(b). Each other employee shall be eligible to participate in the Plan on the date he becomes an Employee, and shall become a Participant on the Entry Date following his enrollment pursuant to Section 3.2(b).

(c) Rehired Employees.

(i) Employees With a Date of Hire on or after February 1, 1995. Former employees whose initial date of hire was on or after February 1, 1995 who terminated employment prior to completing a Year of Service and who are subsequently rehired prior to incurring a Break in Service shall be entitled to have their prior Service recredited in accordance with Section 1.44(a) and shall become eligible to participate in the Plan as of the Entry Date coincident with or next following the later of the date they are thereafter credited with a Year of Service or become an Employee and otherwise satisfy the requirements of this subsection. (i.e., Service Spanning Applies.)

Such former employees who terminated employment prior to completing a Year of Service and who are subsequently rehired after incurring a Break in Service shall be treated as new employees with no prior Service and shall not become eligible to participate in the Plan until the first day of the month following the later of the date they complete a Year of Service or become an Employee and otherwise satisfy the requirements of this subsection. (i.e., Service Spanning Does Not Apply.)

(ii) Employees With a Date of Hire on or After January 1, 1987 and Before February 1, 1995. Former employees whose initial date of hire was on or after January 1, 1987 and prior to February 1, 1995 who are subsequently rehired shall be eligible to participate in the Plan as of the Entry Date coincident with or next following the later of their date of rehire or becoming an Employee without regard to any Year of Service requirement.

(iii) Employees With a Date of Hire Before January 1, 1987. A former Employee whose initial date of hire was prior to January 1, 1987 shall be eligible to participate in the Plan upon his completion of one Year of Service following his reemployment. Notwithstanding the prior sentence, if a former Employee was a participant with a vested benefit in a plan which became part of the Plan effective January 1, 1987 (by merger, transfer of assets or otherwise) is reemployed on or after February 1, 1995, such former Employee shall be eligible to participate in the Plan as of the Entry Date next following his date of reemployment.

(iv) Employees Rehired on or after January 1, 2001. Notwithstanding any contrary Plan provision, any former employee who is rehired on or after January 1, 2001 shall be eligible to participate in the Plan on the later of (1) his date of rehire or (2) the date he becomes an Employee, and shall become a Participant in the Plan on the Entry Date following his enrollment pursuant to Section 3.2(b).

2.2. Termination of Active Participation. Upon the occurrence of a Break in Service or becoming an employee in a capacity other than one within the definition of “Employee”, a Participant shall become an Inactive Participant except as otherwise expressly provided herein.

2.3. Transfer Resulting in Again Becoming an Employee. An Inactive Participant who became such by reason of a transfer to a position which results in his failing to fulfill the definition of “Employee”, in accordance with Section 2.2, shall again become a Participant as of the Entry Date coincident with or next following the date of his transfer to a position which enables him to fulfill the definition of “Employee”.

ARTICLE III

CONTRIBUTIONS

3.1 Employer Contributions. Within the time prescribed by law for obtaining a federal income tax deduction with respect to the Plan Year for which the contribution is applicable, each Employer shall contribute the Contract Contributions and Matching Contributions, hereinafter described, and, to the extent provided in Section 3.7, any Discretionary Contributions declared and made applicable to the Plan Year. Notwithstanding the preceding sentence, the aggregate of all such amounts contributed by an Employer pursuant to this Article III shall not exceed the maximum amount that would be allowed as a deduction by the particular contributing Employer for federal income tax purposes for the Plan Year for which such deduction is taken. The nonforfeitability of such contributions shall be determined in accordance with Section 3.4.

Notwithstanding the foregoing or anything hereinafter provided, it is presently intended, but shall not be mandatory or binding on any Employer, that each Employer shall make any Contract Contributions to which it has a contract obligation and the Matching Contributions applicable to such Contract Contributions on a semi-monthly basis. In the event that Contract Contributions are made, they shall be transferred to the trust no later than the time required by law.

3.2 Employer Contract Contributions from Salary Reduction. At such time as may be specified in the enrollment process of a Participant, but no later than the earlier of the time required by law for making such contributions or the time prescribed by law for obtaining a federal income tax deduction for the Plan Year for which the deduction is taken, each Employer shall contribute, subject to Section 3.1, Contract Contributions in the amount determined hereafter:

(a) Amount. Subject to the limitations contained herein and set forth in Article XI, each Employee, upon becoming eligible to participate, may complete an Appropriate Form or other Appropriate Form (pursuant to subsection (b)) which obligates his Employer to make Contract Contributions in any whole percentage from one percent (1%) to seventy-five percent (75%), inclusive, of his Eligible Compensation. Should the Participant be within the class of Highly Compensated Employees, such elected percentage shall not exceed the limits provided in Article XI. Effective January 1, 1999, for those employees in the same job classification whose Eligible Compensation is determined by the control point for the applicable salary grade of such job classification (as provided under Section 1.20), no amount shall be deferred under this Section 3.2 (and a Matching Contribution shall not apply), during a payroll period in which such employee’s actual compensation is less than the amount of the Contract Contributions to be made for the payroll period under this Section 3.2.

(b) Enrollment. The enrollment process shall be accomplished by use of an Appropriate Form provided by or acceptable to the CBC, by which the Employee, upon becoming a Participant, agrees to have his Eligible Compensation reduced by a specified percentage in consideration of his Employer making Contract Contributions of an equivalent amount. Enrollment will be effective as of the next Entry Date (or such other date as may be established by the CBC) after the Employee has completed the enrollment process and the Participant’s elections will remain in effect until subsequently changed or discontinued. At the time of completing the enrollment process, the Participant shall also elect the method and mode of investment pursuant to Article IV by an Appropriate Form for that purpose.

(c) Change in Salary Reduction. A Participant who has completed the enrollment process may change and/or discontinue the specified percentage of salary reduction contained therein effective as of any Entry Date by submitting an Appropriate Form indicating the change with the CBC. Such change shall be prospective only and must be submitted before an Entry Date (or such other date as may be established by the CBC) for which such change is to be effective. Notwithstanding the foregoing, unless a Participant elects otherwise, a termination or change in the specified percentage of salary reduction shall not affect the Participant’s remaining elections as to the investment options.

(d) Involuntary Suspension of Contract Contributions. No Contract Contributions shall be made on behalf of a Participant who is an Inactive Participant or who is not receiving any Eligible Compensation from his Employer (for instance, if the Participant is on an unpaid leave of absence, is receiving displacement or severance payments for periods following the later of: (a) January 1, 2006 or (b) his “severance from employment” within the meaning of proposed treasury regulation section 1.401(k)-1(e)(8) and any successor regulation, including, but not limited to, payments under the Mellon Financial Corporation Displacement Program, the Mellon Financial Corporation Supplemental Unemployment Benefit Plan; any other separation or severance program or agreement established or maintained by the Corporation and/or any other severance arrangement or agreement for periods following an Employee’s official displacement effective date or other severance from employment, or long-term disability payments).

(e) Completion of a New Enrollment Process. A Participant whose Contract Contributions have been voluntarily suspended must complete a new enrollment process in accordance with the provisions of Section 3.2(b) in order to have Contract Contributions again made on his behalf. A Participant whose Contract Contributions have been involuntarily suspended shall, following the end of the involuntary suspension period, have Contract Contributions made on his behalf in accordance with the Participant’s elections which were in effect when the suspension began.

(f) Make-Up Contributions For Periods of Military Service. Notwithstanding anything to the contrary in this Article III or elsewhere in the Plan, effective December 12, 1994, a Participant that returns to the employment of an Employer following a military leave of absence shall be permitted to make additional “make-up” Contract Contributions for the period of such military service (and receive any corresponding Matching Contributions for such period) as if the Participant had been in the employment of the Employer during such period of military service, to the extent required by and in accordance with Section 414(u) of the Code or other applicable law.

(g) Catch-Up Contributions. Notwithstanding any contrary Plan provision, effective as of July 1, 2002, each Participant who has attained age fifty (50) before the close of a Plan Year shall be eligible to make additional Contract Contributions, which shall be referred to as “Catch-Up Contributions”, in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

3.3 Employer Matching Contributions.

(a) Amount. Each Employer shall contribute, subject to Section 3.1, an amount equal to fifty percent (50%) (sixty-five percent (65%) for Plan Years commencing on or after January 1, 2002) of the Basic Contract Contributions made on behalf of each Participant; provided, however, that with respect to Plan Years commencing prior to January 1, 2001, such contributions (the “Matching Contributions”) shall not exceed three thousand dollars ($3,000) for any Participant in any one (1) Plan Year. If at any time Basic Contract Contributions of a Participant cease in order to comply with any compensation or contribution limitations imposed by law, Matching Contributions shall also cease. Matching Contributions made for a Plan Year with respect to Basic Contract Contributions of Highly Compensated Employees which are subsequently required to be distributed to the affected Highly Compensated Employees in accordance with Article XI shall be distributed along with such Basic Contract Contributions.

(b) Option to Contribute Mellon Stock. Each Employer who by reason of subsection (a) of this Section is required to make a Matching Contribution may, in its sole discretion, contribute, in lieu of cash, Mellon Stock having a fair market value in an amount not greater than the amount of the Matching Contribution due from such Employer under the provisions of said subsection (a). Effective for Matching Contributions made on and after March 1, 1997, for purposes of this subsection (b) only, the “fair market value” of the Mellon Stock shall be based on the average price of Mellon Stock as reported on the New York Stock Exchange for the Valuation Date and the preceding two business days for the payroll period for which the contribution is to be made. The number of shares of Mellon Stock to be credited to the Account of a Participant is determined by dividing the dollar amount of the Matching Contribution to be made on behalf of a Participant by the fair market value of Mellon Stock, as determined under the preceding sentence. The fair market value of Mellon Stock, as determined above, may be adjusted to the nearest dollar amount, as appropriate, so that the Mellon Stock is obtained by the Plan in whole numbers of shares, but may be credited to Participants’ accounts in whole and fractional shares.

3.4 Participant’s Account.

(a) All contributions made pursuant to this Article III applicable to a Participant shall be credited when made (or as soon as administratively possible thereafter) to that Participant’s Account and invested in accordance with Article IV. The right of each Participant to his Account shall be non-forfeitable at all times, except as provided in subsection (b) below.

(b) Effective with respect to each Participant with an initial date of hire on or after January 1, 2001, such Participant shall be fully vested in his Matching Contribution Account upon the completion of three (3) Years of Service (as defined in Section 1.44 (e)(v)); provided, however, that such Participant shall become fully vested in his Matching Contribution Account if, while an employee, he attains Normal Retirement Age, incurs a Total and Permanent Disability, or dies. A Participant with an initial date of hire prior to January 1, 2001, shall be fully vested in his Matching Contribution Account at all times.

(c) For purposes of determining Years of Service under subsection (b):

(i) If a Participant who is not vested in his Matching Contribution Account incurs a Break in Service and he is later reemployed as an employee, the Service to which he was entitled before the Break in Service shall be restored to him upon the completion of one (1) Year of Service.

(ii) If a Participant who is not vested in his Matching Contribution Account incurs five (5) consecutive one (1)-year Breaks in Service, any Service after he is reemployed as an employee shall not count towards vesting in the portion of his Matching Contribution Account determined prior to such Breaks in Service.

(d) If a Participant, who is not vested in his Matching Contribution Account terminates employment with all members of the Controlled Group, his Matching Contribution Account shall be forfeited as of the Valuation Date which coincides with or next follows the date on which the Participant (i) incurs five (5) consecutive one (1)-year Breaks in Service (as defined in Section 1.44(e)), or (ii) if earlier, receives a distribution of the entire vested portion of his Accrued Benefit. Any such forfeiture shall be transferred to a suspense account and used to reduce Plan expenses or Employer contributions, as determined by the CBC.

(e) Notwithstanding the foregoing, pursuant to Section 14.2(f) of that certain Purchase Agreement dated March 15, 2005 by and between the Corporation and Affiliated Computer Services, Inc. (“ACS”), and certain of their subsidiaries, each Participant employed by Mellon Human Resources & Investor Solutions, Inc. and its subsidiaries (collectively, “Mellon HR&IS”) who continues employment with Mellon HR&IS after the consummation of the transactions reflected in the Purchase Agreement (the “Closing Date”) (hereinafter referred to as a “Mellon HR&IS Participant”), shall be fully vested in his Matching Contribution Account and Discretionary Matching Contribution Account, effective as of the Closing Date.

If, after the Participant’s termination of employment from all members of the Controlled Group, the Participant receives a distribution of the entire vested portion of his Accrued Benefit and he is later reemployed prior to incurring five (5) consecutive one (1)-year Breaks in Service, any forfeited amount of his Matching Contribution Account shall be restored by an Employer contribution.

3.5 Diversion of Plan Assets; Mistaken Contributions. The Plan and the Trust are established and administered for the exclusive benefit of the Participants and their

Beneficiaries so that, except for payment of Plan expenses as provided in Section 12.8, in no event shall any part of the Plan’s assets be owned by, paid to, or revert to an Employer; provided, however, that all contributions to the Plan are conditioned upon their deductibility under the Code, and that in the event any contribution, or any portion thereof, is based upon a mistake of fact or is found to be nondeductible for federal income tax purposes, such contribution, or the portion thereof (except as to Contract Contributions), shall be returned to the contributing Employer. Such return shall be made within one (1) year of the making of the mistaken contribution or disallowance of the deduction (or within such other period of time as shall be permitted by applicable law so long as the qualified status of the Plan is not adversely affected thereby).

3.6 Transferred Amounts.

(a) Any account balances of a Transferee Participant which were transferred and/or merged with and into the Trust underlying this Plan in a direct trustee-to-trustee transfer shall become an asset of the Trust. All such transferred amounts shall be referred to as the “Transferred Amounts”, and shall be credited to a recordkeeping account at the end of conversion period relating to such transfer, along with appropriate proportional gains and losses earned under the Plan on assets during such conversion period, but thereafter, unless necessary to comply with Code Section 411(d)(6) (relating to the protection of accrued benefits and forms of distribution), the Transferred Amounts shall be credited to the Transferee Participant’s Contract Contribution Account, and no further separate accounting shall be required to be made of such Transferred Amounts.

(b) If necessary to comply with Code Section 411(d)(6), a separate account (the “Transferred Amounts Account”) shall be established by the CBC on behalf of each such Transferee Participant, and shall be invested in the same Investment Fund(s) and in the same percentage(s) as the Contract Contributions made on behalf of the Transferee Participant (subject to the provisions of Section 4.3(a) regarding the initial investment of certain Transferred Amounts). A Transferee Participant’s interest in his Transferred Amounts Account shall be non-forfeitable at all times and shall not be part of his Accrued Benefit. A Transferee Participant’s Transferred Amounts Account shall be subject to any restrictions or provisions of law applicable to such Transferred Amounts, and such restrictions and provisions shall supersede any contrary terms and conditions herein.

3.7 Employer Discretionary Contributions.

(a) Eligibility. All Eligible Employees who are Employees on the active payroll of an Employer on the last day of the Plan Year for which the Discretionary Contribution is to be made (or any other date which may from time to time be designated by the Corporation), regardless of whether they are Participants, shall be eligible to have allocated to their Accounts a portion of the Discretionary Contribution made pursuant to this Section 3.7 in an amount determined under the provisions of subsection (b) below.

(b) Amount, Allocation, and Investment. The Board may, subject to the limitations of Section 3.1, at a meeting held prior to the close of its fiscal year, authorize the Corporation to make an additional contribution to the Plan in such amount as shall be determined solely by the Board. Such contribution shall be designated as an Employer “Discretionary Contribution”. The amount of the Discretionary Contributions, if any, to be allocated to the Accounts of Eligible Employees described in subsection (a) shall be determined in accordance with Section 4.7(d). Once determined, the amount so allocated shall be credited to a separate Discretionary Contribution Account established by the CBC for each Eligible Employee upon his first becoming eligible to receive an allocation of such Discretionary Contribution and shall be invested in the Employer Stock Fund in accordance with Section 4.1.

(c) Non-forfeitable Amount. A Participant satisfying the requirements of subsection (a) shall have a non-forfeitable right to that portion of his Account Balance which is attributable to the Discretionary Contribution(s) allocated to his Discretionary Contribution Account.

(d) Contribution in Mellon Stock. Notwithstanding anything in this Section 3.7 to the contrary, should the Board authorize a Discretionary Contribution as provided in subsection (a) of this Section 3.7, the Board shall also have the right, in its sole discretion, to authorize that the payments of such Discretionary Contributions be made by the Corporation in Mellon Stock. The Board shall have the power to establish the value of such Mellon Stock; provided, however, that such value shall not exceed the lesser of the value determined to be: (i) allowable for the purposes of establishing the allowable deductible amount for the purposes of Federal corporate income taxation, and (ii) necessary for the avoidance of a prohibited transaction.

3.8 Rollover Contributions. The CBC may, by uniform rules consistently applied, authorize and permit a Participant or an Employee (or, an Inactive Participant who is a

former employee, but only with respect to a rollover from a retirement plan maintained by a member of the Controlled Group) who has made a request to the CBC to have transferred to the Trustee all cash amounts other than after-tax employee contributions which that Participant, Employee, or former employee is entitled to under:

(a) a qualified employee trust maintained pursuant to Code Section 401 which is exempt from tax under Code Section 501(a) and maintained by a member of the Controlled Group or by an Employee’s prior employer; or

(b) an individual retirement account or individual retirement annuity maintained pursuant to Code Section 408, provided that the assets of the individual retirement account or individual retirement annuity consist only of assets attributable to rollover contributions from a qualified employee trust described in (a) above;

provided that acceptance of such amounts would not require the Plan to preserve an optional form of distribution or other benefit, right or feature which the Plan does not otherwise offer. In order to qualify for such transfer, the property to be transferred must represent an “eligible rollover distribution” as defined in Code Section 402(c)(4). Such transfers may be made directly from an entity described in subsection (a) or (b) above or by a transfer from the Participant. If the transfer is made by the Participant, the transfer must be made within sixty (60) days of the receipt of the property by the Participant. All transfers made pursuant to this Section 3.8 shall be referred to as “Rollover Contributions” and shall become assets of the Trust.

If the CBC determines to accept any such Rollover Contribution, a separate “Rollover Contribution Account” shall be established by the Trustee on behalf of each Participant, Employee, or Inactive Participant who is a former employee on whose behalf such a transfer is accepted and the amount of Rollover Contributions transferred shall be credited to such account as of the Valuation Date coincident with the date the Account is established. Rollover Contributions shall be invested as provided by the Appropriate Form. A Participant’s interest in his Rollover Contribution Account shall be non-forfeitable at all times and shall not be part of his Accrued Benefit. A Participant’s Rollover Contribution Account shall be subject to any restrictions or provisions of law applicable to such Rollover Contributions, and such restrictions and provisions shall supersede any contrary terms and conditions herein.

The Trustee and the CBC may require the Participant to submit any information they deem necessary in order to approve and effectuate a rollover pursuant to this Section 3.8.

The CBC shall not permit a transfer, if such transfer would violate any applicable law, regulation, or ruling. Any expenses incurred incident to the transfer of such property to the Plan may, at the discretion of the CBC, be charged to the Account of the Participant causing the transfer to the extent permitted by applicable law.

Upon the occurrence of a Triggering Event with respect to a Participant (or such Participant’s Beneficiary in the event of death of the Participant), such Participant or Beneficiary shall be entitled to a distribution of his Rollover Contribution Account in accordance with the provisions of Article VII. A Participant’s Rollover Contribution Account shall be distributed in the same method, medium, form and time of payment as the Participant’s Accrued Benefit, in accordance with Article VII.

3.9 Applicable Minimum Employer Contributions. Notwithstanding any provision of the Plan to the contrary, the following provisions shall govern the treatment of Applicable Minimum Employer Contributions.

(a) Frequency and Eligibility. For each Plan Year beginning on or after January 1, 2002, the Employer may make a discretionary Applicable Minimum Employer Contribution on behalf of all Last Day Participants for the Applicable Estimated Tax Annualization Period. The Applicable Minimum Employer Contribution will be based on Eligible Compensation earned by the Last Day Participants in the Applicable Estimated Tax Annualization Period. The Applicable Minimum Employer Contribution for each Plan Year shall be in an amount determined by the Human Resources Committee of the Board by appropriate resolution on or before the last day of the Applicable Estimated Tax Annualization Period.

(b) Allocation Method. Each Last Day Participant’s share shall be determined as follows:

(1) The Applicable Minimum Employer Contribution shall be allocated during the Plan Year as Contract Contributions or Matching Contributions to the Contract Contribution Account or Matching Contribution Account, as applicable, of each Last Day Participant pursuant to Sections 3.2 and 3.3.

(2) Second, if any of the Applicable Minimum Employer Contribution remains after the allocation in paragraph (1) above, the remainder shall, to the extent allowable under Code Section 415, be allocated as an additional Matching Contribution on the last day of the Plan Year to each Last Day Participant’s Matching Contribution Account in the ratio that such Last Day Participant’s Contract Contributions during the Plan Year bears to the Contract Contributions of all Last Day Participants during the Plan Year.

The Applicable Minimum Employer Contribution allocated as an additional Matching Contribution shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

(3) The CBC shall reduce the proportionate allocation under paragraphs (1) and (2) above, to Participants who are Highly Compensated Employees, to the extent necessary to comply with the provisions of Code Section 401(a)(4) and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under Code Section 415.

Notwithstanding any other provision of the Plan to the contrary, any allocation of Contract Contributions to a Last Day Participant’s Contract Contribution Account shall be made under Section 3.2 or this Section 3.9, as appropriate, but not both sections. Similarly, any allocation of Matching Contributions to a Last Day Participant’s Matching Contribution Account shall be made under Section 3.3 or this Section 3.9, as appropriate, but not both sections.

(c) Timing, Medium and Posting. The Employer shall make the Applicable Minimum Employer Contribution in cash, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such Applicable Minimum Employer Contribution, not later than the Employer’s federal tax filing date, including extensions, for its Tax Year that ends with or within such Plan Year. The Trustee shall post such amount to each Last Day Participant’s Account once the allocations under the provisions of subsection (b) above are determined.

(d) Deduction Limitation. In no event shall the Applicable Minimum Employer Contribution, when aggregated with other Employer and Participant contributions for the Employer’s Tax Year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such Tax Year.

(e) Definitions.

(i) Applicable Estimated Tax Annualization Period means any tax annualization period within the Tax Year of the Employer relating to the Employer’s calculation and payment of estimated income taxes.

(ii) Applicable Minimum Employer Contribution means an amount contributed by the Employer to the Trust pursuant to this Section 3.9 for each Plan Year beginning on or after January 1, 2002.

(iii) Applicable Tax Year means the Tax Year in which the Plan Year begins.

(iv) Fiscal Year means the Employer’s accounting year, which is maintained on a calendar year basis.

(v) Last Day Participant means any Employee who is an Eligible Employee and a Participant on the last day of the Applicable Estimated Tax Annualization Period.

(vi) Tax Year means the Fiscal Year of the Employer.

ARTICLE IV

INVESTMENT AND VALUATION OF ACCOUNTS

4.1 Investment Options.

(a) Amounts Subject to Participant Investment Direction. Except as otherwise provided in Section 5.2(c) regarding Acquisition Offers, all Matching Contributions and Discretionary Contributions, if any, shall be paid to the Trustee to be initially invested and/or held in the Employer Stock Fund described in Section 4.2 below and, on and after February 1, 2005, may be reinvested by the Participant in one or more of the other investment Funds available hereunder. All Contract Contributions applicable to a Participant under Section 3.2 and any amounts credited to the Transferred Amounts Account of a Transferee Participant under Section 3.6 or credited to the Rollover Contributions Account of a Participant under Section 3.8 shall be invested at the direction of the Participant in one or more of the Investment Funds made available hereunder. Notwithstanding the preceding sentence, for periods prior to April 5, 1999, and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), no Participant was permitted to make an investment direction to the Employer Stock Fund.

(b) Investment Options. At the direction of the BIC, the Trustee will establish and maintain four or more separate types of Investment Funds within the Trust providing a broad range of investment alternatives which will give Participants the opportunity to diversify investment of their Account Balances among alternatives with different risk and return characteristics. The BIC shall provide each Participant with a description of the Investment Funds available hereunder and such additional information as it receives thereafter.

In addition to the Investment Funds initially established, other funds may be established from time to time as determined by the BIC and the BIC may provide any other form of investment option including, but not limited to, a Self-Directed Account, as it determines to be advisable; provided, however, that except for such funds and/or options made available solely to comply with Code Section 411(d)(6) or pursuant to the transaction agreements by which an entity became part of the Controlled Group, such funds and options are made available uniformly to all Participants. The BIC may also eliminate any fund or other investment option as it determines to be advisable. In the event of any such change, the BIC may direct that amounts invested in any affected fund or option be transferred to another fund or option chosen by the BIC.

Effective as of January 1, 2001, the investment options hereunder shall include a Self-Directed Account in which the Participant may direct the purchase of mutual funds through a trustee or custodian acting as trustee for purposes of directing investments, or in which the Participant may appoint an investment manager to direct the investment of the Participant’s Account. The minimum initial investment in the Self-Directed Account shall be $5,000 and subsequent transfers from any other fund or option into the Self-Directed Account must be of at least $1,000. The maximum amount that a Participant may elect to invest in the Self-Directed Account is fifty percent (50%) of his Account Balance. Accordingly, a Participant must have at least a $10,000 Account Balance to be eligible to invest in the Self-Directed Account. Notwithstanding the foregoing, in connection with certain changes in the Investment Funds available under the Plan, each of the investment restrictions described above shall be temporarily suspended for the period beginning on October 1, 2005 and ending on the last business day of 2005. These same investment restrictions shall again apply on and after January 1, 2006.

(c) Transitional Rule. Prior to June 1, 1996, Participants could direct investment of their Contract Contributions and Transferred Amounts, if any, to four common or collective funds managed by the Trustee and made available hereunder by the BIC. Effective June 1, 1996, Participants may make new investment elections as described in Section 4.3. Notwithstanding anything in this Plan to the contrary, for the period beginning on April 1, 1996 and ending on or about May 31, 1996 (as determined by the Plan Manager) Participants’ investment elections will be frozen while Plan assets are valued and transferred to new Investment Funds available under the Plan. Participants will not be permitted to change their investment elections during this transition period. Participants’ Account Balances will be transferred to a comparable Investment Fund, as determined by the Plan Manager.

(d) Scope of Participant Investment Authority. The BIC intends to rely to the fullest extent possible on the special rule set forth in Section 404(c) of ERISA which relieves the BIC of liability or responsibility for any losses which are the direct and necessary result of Participant investment instructions. Accordingly, all Contract Contributions, Rollover Contributions and Transferred Amounts held under the Plan shall be allocated and invested by the Trustee in the Investment Funds offered under the Plan solely in accordance with Participant instructions, and, effective as of February 1, 2005, any Matching and Discretionary Contributions held under the Plan and initially invested in the Employer Stock Fund shall be reinvested by the Trustee in the Investment Funds offered under the Plan as directed by the Participant; such that the Trustee, the BIC, the CBC, any Employer, and their delegates, employees, and/or agents shall not be liable for the consequences of Participant allocation and investment instructions to the fullest extent permitted by ERISA Section 404(c).

(e) Temporary Suspension of Certain Plan Activities in Connection with a Change in Investment Options or Service Providers. Notwithstanding any contrary Plan provision, in the event of a change in the investment options under the Plan and/or a change in service providers (including, but not limited to, the recordkeeper), the CBC may establish procedures for temporarily suspending certain Plan activities as it deems necessary or appropriate to implement the change involved. The activities that may be suspended include, but are not limited to, changes in salary reduction percentages, investment elections or transfers, loans, and distributions; provided, however, that no such suspension shall apply to any distribution required by Code Section 401(a)(9).

4.2 Employer Stock Fund.

(a) Purpose. The purpose of this Investment Fund is to invest in Mellon Stock which has either been directly contributed to the Plan or acquired by the Trustee through any open market transaction and to hold and account for all Matching, Discretionary and Contract Contributions, Transferred Amounts and Rollover Contributions, if any, which are required to be invested in Mellon Stock. The Trustee is further authorized to invest in short-term debt obligations of any nature, or to hold moneys received in cash pending investment or distribution. Notwithstanding the preceding sentence, for periods prior to April 5, 1999, and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund.

(b) Special Election for Participants Attaining Age 55. Notwithstanding anything in this Article IV to the contrary, prior to February 1, 2005, any Participant who has attained the age of fifty-five (55) and on whose behalf an Employer has made Matching and Discretionary Contributions which are invested in Mellon Stock held in the Employer Stock Fund may direct the Trustee to sell all or any whole percentage of his interest in the Employer Stock Fund and invest the proceeds in any other Investment Fund available under this Article IV. Such investment direction(s) shall apply to the Participant’s interest in the Employer Stock Fund as of the last day of the Plan Year for which the direction is to be effective; provided, however, that the Participant submits the Appropriate Form to the CBC no later than the last working day on or before the fifteenth (15th) day of the last month of the Plan Year to which the direction is to apply. A Participant may make no more than one (1) such investment direction per Plan

Year. The market value of the Mellon Stock sold by the Trustee on behalf of Participants who make this special election will be the actual price for which the affected Participants’ shares of Mellon Stock were sold on the date of the sale without regard to the market value on the date of the special election or on any Valuation Date. Notwithstanding the above, the market value of the Mellon Stock sold by the Trustee on behalf of Participants who make the special election will be the average price of such shares, if multiple trades (at multiple selling prices) are required in order to effectuate the sale.

(c) Registration Statement Not Controlling. The terms and conditions of the various Investment Funds established under this Article IV shall not be altered, modified, or otherwise affected by the provisions of any registration statement filed under the Securities Act of 1933, as amended, with respect to the Plan (“Registration Statement”) or any prospectus relating to such Registration Statement. In the event of a conflict between the Plan and any such Registration Statement or prospectus as to the terms and conditions of the Plan, the Plan document shall control.

(d) Notwithstanding any contrary Plan provision, effective July 1, 2002, each Participant (including each Inactive Participant) may direct the Trustee to sell all or any whole percentage of his interest in the Employer Stock Fund attributable to any Matching and Discretionary Contributions (including, without limitation, any so-called “seed money contributions” and certain other amounts originally attributable to a prior employer’s contributions which were invested in the Employer Stock Fund subsequent to the merger of the prior employer’s plan into the Plan) that were credited to his Account prior to January 1, 2000 and invest the proceeds in any other Investment Fund available under the Plan.

Notwithstanding any contrary Plan provision, effective as of February 1, 2005, any Participant (including each Inactive Participant) whose Account is credited with any Matching and Discretionary Contributions (including, without limitation, any so-called “seed money contributions” and certain other amounts originally attributable to a prior employer’s contributions which were merged into the Plan) which are invested in the Employer Stock Fund may direct the Trustee to sell all or any whole percentage of his interest in the Employer Stock Fund and invest the proceeds in any other Investment Fund available under the Plan.

4.3 Investment Elections.

(a) Future Contributions. Each Eligible Employee, upon becoming a Participant, shall direct the investment of Contract Contributions, Rollover Contributions and/or Transferred Amounts to be made or credited on his behalf by designating the percentage, in any whole percentage, of each such Contract Contribution, Rollover Contribution and/or Transferred Amount that is to be invested in each of the available Investment Funds, other than a Self-Directed Account, by the Appropriate Form representing the Participant’s enrollment in accordance with subsection (d). Said elections shall remain in effect until changed by the Participant as hereinafter provided and apply to all Contract Contributions, Transferred Amounts and/or Rollover Contributions received after the effective date of the election. Notwithstanding anything in this subsection to the contrary, for periods prior to April 5, 1999, and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund.

Notwithstanding the foregoing paragraph of this subsection (a) with respect to the initial investment of Transferred Amounts, a Transferee Participant who does not have an election in effect under this Plan shall have his Transferred Amounts invested in an Investment Fund designated to preserve capital; provided, however, that where the investment funds available under a Prior Plan are substantially similar to the Investment Funds available under this Plan, the CBC, in its sole discretion, may direct that the Transferred Amounts from such Prior Plan be invested in the Investment Funds under this Plan which correspond to the investment funds under such Prior Plan.

(b) Change in Investment Elections.

(i) Future Contributions. A Participant may elect to change his investment election with respect to Contract Contributions, Rollover Contributions, and/or Transferred Amounts to be made or credited on his behalf to one or more of the Investment Funds then available by timely submitting the Appropriate Form containing the change in accordance with subsection (d). The new investment election shall be effective and apply to Contract Contributions, Rollover Contributions and/or Transferred Amounts made or credited after the Appropriate Form containing the change becomes effective under subsection (d) and shall remain in effect until changed by the Participant. Notwithstanding anything in this subsection to the contrary, for periods prior to April 5, 1999 and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund.

(ii) Reallocation of Existing Investments. A Participant may elect to reallocate the Investment Funds in which his existing Account attributable to Contract Contributions, Rollover Contributions and/or Transferred Amounts is invested to one or more of the Investment Funds then available by timely submitting the Appropriate Form containing the reallocation in accordance with subsection (d). The reallocation election shall apply to such portion or portions of the Participant’s Account attributable to Contract Contributions, Rollover Contributions, and/or Transferred Amounts determined as of the end of the day prior to the day on which the reallocation is to be effective as the Participant so elects. Notwithstanding anything in this subsection to the contrary, for periods prior to April 5, 1999 and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund.

(c) Special Rules Regarding Investments in Mellon Stock.

(i) Future Contributions. Each Employer who by reason of a Participant’s election pursuant to this Section is directed to invest Contract Contributions in the Employer Stock Fund shall contribute, on the Participant’s behalf, Mellon Stock having a Fair Market Value in an amount not greater than the dollar amount of the Contract Contribution due from such Employer pursuant to such direction. The number of shares of Mellon Stock to be credited to the Account of a Participant is determined by dividing the dollar amount of the Contract Contribution to be made on behalf of a Participant by the Fair Market Value of Mellon Stock. The Fair Market Value of Mellon Stock, as determined in (iv), below, may be adjusted to the nearest dollar amount, as appropriate, so that the Mellon Stock is obtained by the Plan in whole numbers of shares, but may be credited to Participants’ accounts in whole and fractional shares.

(ii) Reallocation of Existing Investments; Acquiring Mellon Stock. An election to reallocate which involves the liquidation of all or some portion of a Participant’s interest in Investment Funds other than the Employer Stock Fund (“Other Funds”) and a direction to invest all or some portion of the proceeds in the Employer Stock Fund shall be effectuated in two steps.

Step One. To the extent administratively practicable, the portion of the election relating to the liquidation of the Other Fund(s) shall be effective as of Market Close on the Trade Date.

Step Two. To the extent administratively practicable, the proceeds attributable to the liquidation of the Other Fund(s) in Step One on the Trade Date shall be used, during the Trade Date Plus One, to acquire that number of full and fractional shares of Mellon Stock equal to the quotient of the dollar amount of such proceeds directed to be invested in the Employer Stock Fund divided by the Share Price.

(iii) Reallocation of Existing Investments; Selling Mellon Stock. An election to reallocate which involves the liquidation of all or some portion of a Participant’s shares of Mellon Stock held in the Employer Stock Fund attributable to Contract Contributions, Rollover Contributions and/or Transferred Amounts and a direction to invest all or some portion of the proceeds in an Other Fund shall be effectuated in four steps.

Step One. The number of shares of Mellon Stock represented by the Participant ‘s interest in the Employer Stock Fund shall be determined in accordance with Section 4.7 effective as of Market Close on the Valuation Date prior to the Trade Date.

Step Two. On the Trade Date, the Participant’s percentage election to liquidate all or some portion of the Participant’s interest in the Employer Stock Fund attributable to Contract Contributions, Rollover Contributions and/or Transferred Amounts shall then be converted into a direction to liquidate the corresponding number of full and fractional shares of Mellon stock determined in Step One.

Step Three. To the extent administratively practicable, the number of full and fractional shares of Mellon Stock determined in Step Two on the Trade Date shall be sold for their Share Price during the Trade Date Plus One.

Step Four. To the extent administratively practicable, the proceeds attributable to the sale of Mellon Stock described in Step Three shall be used as of Market Close on the Trade Date Plus One to acquire the interests of the Other Fund(s) specified in the Participant’s allocation election in accordance with the procedures set forth in Section 4.7.

To the extent receipt of the proceeds attributable to the settlement of the sale of Mellon Stock described in Step Three is delayed beyond the Trade Date Plus One as permitted under the rules and regulations applicable to sales of Mellon Stock on the New York Stock Exchange, the Trustee may receive an interest free loan from a “party in interest” to the Plan (within the meaning of Section 3(14) of ERISA) which satisfies the conditions described in Prohibited Transaction Class Exemption 80-26 and use the proceeds from such interest free loan to acquire the interests of the Other Fund(s) specified in the Participant’s allocation election in accordance with the procedures set forth in Section 4.7.

(iv) Definitions. For purposes of this Section, the following words shall have the meanings ascribed to them in this paragraph:

(A) “Fair Market Value”. The “Fair Market Value” of Mellon Stock shall be based on the average Market Close prices of Mellon Stock as reported on the New York Stock Exchange for the Valuation Date for which the Contract Contribution is to be made and the preceding two business days.

(B) “Market Close”. “Market Close” shall be 4 p.m. Eastern Standard Time or such other earlier time as shall be determined by the board of governors of the New York Stock Exchange and communicated to issuers listed on such Exchange.

(C) “Share Price”. “Share Price” shall mean the actual price for which the shares of Mellon Stock were acquired or sold, as applicable, on the New York Stock Exchange at the time of the transaction without regard to the actual share price at any other time or on any other Valuation Date. Notwithstanding the preceding sentence, the Share Price of the Mellon Stock acquired or sold by the Trustee on the New York Stock Exchange on behalf of a Participant pursuant to an election to reallocate will be the average price for which such shares were acquired or sold if multiple transactions (at multiple purchase or sale prices) were required in order to effectuate a Participant’s election.

(D) “Trade Date”. “Trade Date” shall mean the day of the receipt of the election to reallocate, provided the election is both received prior to Market Close and the date of receipt is a Valuation Date; and as of the next following Valuation Date for all other elections, or at such other dates or times as may be established by the CBC for the change of investment elections.

(E) “Trade Date Plus One “. “Trade Date Plus One” shall mean the Valuation Date next following the Trade Date, or such other dates or times as may be established by the CBC for the change of investment elections.

(d) Notice. A Participant shall communicate his initial enrollment and investment election, subsequent changes in investment elections, or election to reallocate existing Account Balances by submitting the Appropriate Form to the CBC. All such elections shall be stated in whole percentages. Except as otherwise provided in subsection 4.3(c) with respect to reallocation elections involving Mellon Stock, to the extent administratively practicable, any such election shall be effective as of Market Close on the Trade Date.

4.4 Limitations on Investments. Notwithstanding anything contained in this Plan or in the Trust Agreement and except as provided in Section 4.1(a) herein, no investment in any Investment Fund shall be made in any security or property in which any Employer has a direct participation. The prohibitions set forth in this Section shall not be applicable to any investment of Plan assets in any units of any common, collective, group, or pooled fund which holds, as an asset, any such securities or property in which an Employer has a direct participation. Participants’ ability to transfer funds between Investment Funds shall be subject to restrictions imposed by the Investment Fund manager and any rules or restrictions established by the BIC. Without intending to limit the generality of the preceding sentence, the BIC shall take such actions and establish such policies and procedures as it determines to be necessary or appropriate to prohibit the transfer of participant accounts between investment options which speculate on short-term market fluctuations and any other trading activities which the BIC, in its sole discretion, determines: are inconsistent with the stated policies of the investment option; may possibly have an adverse effect on the overall return of the affected investment option to the detriment of participants not engaging in such activities; or which are otherwise inconsistent with the retirement objectives of the Plan. By way of illustration and not limitation, such actions and policies and procedures may include suspensions, limitations, terminations or restrictions which: (a) limit the number of investment directions to a particular investment option over a stated period of time; (b) establish daily trading deadlines for receipt of participant directions to a particular investment option (or all investment options) earlier than the deadline applicable to investment directions to other investment options under the Plan or to the deadline applicable to the trading in the investment option outside the Plan; (c) impose fees, payable by the participant to the affected investment option, on redemptions of investments in a particular option which occur within a stated period of time; (d) require the temporary or permanent manual processing of investment directions of participants determined to have violated any established and communicated trading restriction or limitation; and (e) require the temporary or permanent termination of a participant’s entitlement to make investments in a particular investment option.

4.5 Prohibited Transactions. In addition to the restrictions contained in Section 4.4, unless there exists an exemption by reason of applicable law or regulations issued by the appropriate government agency, neither this Plan nor the Trust Agreement forming a part hereof shall be construed or interpreted to permit either directly or indirectly:

(a) the lending of any part of corpus or income;

(b) the payment of any compensation for personal services rendered by the Trust;

(c) the making of any part of its services available on a preferential basis; or

(d) the acquisition for the Trust of any property from or the sale of property to a “party in interest”, within the meaning of ERISA Section 3(14), or any other prohibited transaction described under ERISA Section 406.

4.6 Valuation of Investment Funds. The investment manager shall be responsible for valuation of the Investment Funds other than the Employer Stock Fund, and shall communicate such valuation to the Trustee. The Trustee shall be responsible for valuation of the Employer Stock Fund. The Trustee shall be entitled to rely on the valuation of any asset provided to the Trustee by an investment manager, the sponsor of an Investment Fund or any other person, provided that such reliance is consistent with the provisions of ERISA and other applicable law.

4.7 Valuation and Adjustment of Accounts.

(a) Determination of Share Value. A Participant’s Account reflects his interest in each Investment Fund. A Participant’s interest in each Investment Fund shall be represented by “shares” of participation.

As of each Valuation Date the investment manager or Trustee, as applicable, shall determine the net asset value of a share in each Investment Fund by determining the fair market value of the Investment Fund, subtracting the related Investment Fund liabilities, and dividing the result by the total number of shares in that Investment Fund (or by another valuation method reasonably determined by such investment manager).

(b) Crediting of Shares. After determining the share value pursuant to (a), each separate Investment Fund account for a Participant shall be:

(i) credited as of the Valuation Date coinciding with the last day of each payroll period with the number of shares equal to the sum of Contract Contributions, Matching Contributions and any Loan Repayments made by payroll deduction, made into such Investment Fund for that payroll period (Loan Repayments not made by payroll deduction shall be credited as of the end of the calendar month to which the repayment applies); and

(ii) credited as of each Valuation Date with any interest and other earnings earned on the Investment Fund and with any forfeitures that are restored to Participants upon reemployment with an Employer under Section 1.44; and

(iii) credited and debited, as applicable, with the number of shares applicable to reallocations made pursuant to transfers among Investments as of any Valuation Date; and

(iv) debited as of the end of any calendar month (or such other earlier Valuation Date as determined by the CBC in its discretion) with the number of shares applicable to any forfeitures and distributions made on termination of employment; and

(v) debited as of each Valuation Date with the number of shares applicable to a loan made from a Participant’s Account pursuant to Article VI; and

(vi) credited with the amount of any Transferred Amounts and/or Rollover Contributions in accordance with the provisions of Sections 3.6 and 3.8, as applicable.

(c) Crediting of Certain Dividends. Dividends earned by an Investment Fund other than the Employer Stock Fund shall be credited to the Account of a Participant that is a holder of record on the dividend record date in accordance with the rules established by the investment manager. The market value determination of the Employer Stock Fund shall only take into account dividends actually received on the Mellon Stock held in such fund prior to the Valuation Date. Effective October 1, 1996, the market value determination of the Employer Stock Fund shall also take into account dividends which have been declared as of the Valuation Date on the Mellon Stock held in such fund, whether or not they have been received prior to the Valuation Date. For purposes of this subsection (c) only, the “fair market value” of Mellon Stock purchased in the quarterly dividend reinvestment shall be at the dividend reinvestment price.

(d) Allocation of Discretionary Contributions. The Discretionary Contributions, if any, to be allocated to the Accounts of Eligible Employees employed by the Employer authorizing the contribution and eligible to receive an allocation pursuant to Section 3.7 shall be allocated among all such Eligible Employees’ Accounts in the proportion that each such Eligible Employee’s Eligible Compensation for the Plan Year for which any such Discretionary Contribution was made bears to the aggregate Eligible Compensation paid to all such Eligible Employee’s eligible to receive an allocation for such Plan Year. The Employer shall specify the manner in which any such contribution is to be invested.

(e) Valuation and Allocation Final. The determination of the market value of the assets of the Trust and charges or credits to the individual Accounts of the respective Participants in the respective Investment Funds in accordance with this section shall be conclusive and binding upon all parties hereunder. Notwithstanding anything in the Plan to the contrary, the establishment of the market value of a Participant’s Account as of any Valuation Date shall not establish any rights in anyone as to the value of any benefit that shall become payable under this Plan. The value of any benefit payable hereunder shall be that value established on the date applicable to the valuation of the payment of such benefit.

4.8 Participant’s Risk. Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held by the Trustee. Neither the Trustee, the CBC, the BIC, the Plan Manager(s), nor any Employer in any way guarantees the Trust Fund or any Investment Fund against loss, depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund; nor shall the Trustee, the CBC, the BIC, the Plan Manager(s), or any Employer incur any liability therefor except to the extent required by ERISA.

4.9 Annual Statements. The CBC will provide each Participant with a statement of the value of his Account Balance attributable to each Investment Fund as of the ending Valuation Date of each Plan Year. In addition, the CBC may, but is not obligated to, provide additional statements of the value of his Account Balance attributable to each Investment Fund as of the end of each month or quarter during the Plan Year.

4.10 Interim Investments. Notwithstanding any other provisions of the Plan to the contrary, if immediate investment in the proper Investment Fund or immediate payment from the Plan, as the case may be, is not possible, contributions may be:

(a) invested by the Trustee temporarily in demand or short-term notes, United States treasury bills, other short-term government obligations, commercial paper, or one or more of the foregoing; or

(b) invested by the Trustee principally in securities and other property of the kind set forth in (a), as part of a short-term pooled fund maintained by the Trustee for investment of funds of plans which are qualified under Code Section 401(a) and exempt under Code Section 501(a).

ARTICLE V

VOTING

5.1 Right to Vote. Each Participant whose Account is invested in whole or in part in Mellon Stock held in the Employer Stock Fund shall have the right to direct the Trustee to vote all such shares of stock as shall be represented by his interest in such Employer Stock Fund in accordance with Section 5.2. Notwithstanding anything in this section to the contrary, for periods prior to April 5, 1999 and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund and, as such, only those Participants for whom an Employer has made a Matching and/or Discretionary Contribution which was invested in Mellon Stock held in the Employer Stock Fund had such right to direct the Trustee how to vote.

5.2 Voting.

(a) As soon as practicable following the record date for voting at any meeting of the shareholders of the Corporation, the CBC or its delegate shall furnish (or cause to be furnished) each Participant with an Appropriate Form through which such Participant may instruct the Trustee as to the manner in which the Trustee is to vote the number of full and fractional shares of Mellon Stock as shall be represented by the Participant’s interest in the Employer Stock Fund as of the Valuation Date immediately preceding the record date. If the management of the Corporation is soliciting proxies in connection with any such meeting, a copy of the management’s proxy soliciting materials shall be furnished to the Participant at the same time.

Should there be another party or parties soliciting proxies, the Trustee shall furnish to the Participants any and all material furnished by such other party or parties; provided, however, that such other party or parties has deposited with the CBC such moneys as the CBC shall deem necessary in order to defray in full the expenses of furnishing such materials, including the costs incurred by the CBC. In lieu of the procedures set forth in the preceding sentence, the CBC, in its sole discretion, may authorize the Trustee or other appropriate person to furnish, or cause to be furnished, to any such soliciting party or parties, the names, addresses, and interests of Participants held in Mellon Stock. No other information shall be furnished.

The Trustee shall vote shares in the manner instructed by the Participant. In collecting and transmitting such voting instructions, the Trustee shall adopt such procedures as may be necessary or appropriate to ensure that the confidentiality of individual Participant voting instructions is guaranteed.

(b) The Trustee shall vote the full and fractional shares of Mellon Stock representing the interest of Participants held in the Employer Stock Fund as to which shares it has not received voting instructions by the deadline determined to be administratively practicable by the independent tabulating agent prior to the meeting with respect to such vote in the same proportion as the shares for which it has received timely voting instructions.

(c) Special rules shall apply if an Acquisition Offer is made for Mellon Stock. As used herein, an “Acquisition Offer” shall mean an offer made by any person, legal or natural, or group of persons to acquire all or part (in excess of five percent (5%)) of the outstanding shares of Mellon Stock, including any such shares held in the Plan. In the event of an Acquisition Offer, each Participant shall be entitled to direct the Trustee (by an Appropriate Form to be prescribed by the CBC) to transfer or tender all or part of the shares of Mellon Stock represented by such Participant’s Account as of the end of the last Valuation Date preceding the date set forth in the Acquisition Offer. If the Trustee receives such an instruction by a deadline determined by the Trustee and communicated by the CBC or the Trustee to Participants, the Trustee shall tender the Participant’s shares in accordance with such instructions. Any such shares as to which the Trustee does not receive instructions before the deadline shall not be tendered by the Trustee. Notwithstanding anything in Section 4.1 to the contrary, the Trustee shall not acquire any shares of Mellon Stock after the Valuation Date coincident with the date established in the Acquisition Offer and any Matching or Discretionary Contributions which, but for the operation of this Section 5.2(c), would otherwise be required to be invested in Mellon Stock shall be invested in the Dreyfus Money Market Fund or other fund designed to preserve capital under the Plan. The shares the Trustee has been instructed to tender are to be either physically delivered to an escrow agent or made subject to an irrevocable commitment to tender.

The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Corporation with respect to the offer, as soon as practicable after such materials are issued (if the Corporation fails to issue such a statement of position within five (5) business days after the commencement of the offer, the Trustee shall distribute the acquisition offer materials to each Participant without the Corporation’s statement but shall distribute the Corporation’s statement separately, as soon as practicable after it is issued). Any and all reasonable expenses of the Trustee related to the distribution of such materials shall be borne by the party which is having its materials distributed. In lieu of the foregoing, in the event of an Acquisition Offer, the CBC, in its sole discretion, may authorize the Trustee, or other appropriate person, to furnish the offering party a list of Participants who have an interest in the Employer Stock Fund, including, where known, such Participants’ current mailing addresses.

ARTICLE VI

LOANS

6.1 Establishment of Loan Rules. The CBC shall establish (under uniform, nondiscriminatory rules which shall be consistently applied and which rules are to be published and distributed from time to time as such rules are modified or adjusted) a system whereby Participants who are “parties in interest” (as defined in Section 3(14) of ERISA) are able to apply for and be granted loans from the assets of this Plan secured by the value of the Participant’s Account Balance (determined as of the date on which the Appropriate Form containing the loan request is received by the CBC). The provisions of this Article establish limits beyond which the CBC or its delegate may not and is not authorized to approve loans. Any loan which has terms in contravention of this Article, as the same shall be from time to time written, shall be null and void notwithstanding the fact that such loan may not cause this Plan to lose its favorable tax treatment or harm other Participants. If not otherwise provided in the terms of any loan made pursuant to this Article, any and all of the limits contained in this Article at the time the loan was granted shall be incorporated in such loan by reference.

6.2 General Limitations. The CBC shall not be authorized nor have the power to make any loan which shall be in contravention of the following:

(a) At any time, loans will be available on the same or consistent terms to all Participants who are “parties in interest” (as defined in Section 3(14) of ERISA) and who are then eligible to borrow. No loans will be available to Inactive Participants who are former employees who are not parties in interest. For the purpose hereof, the size of the amount borrowed and the total previously borrowed may be considered, provided such facts are consistently and uniformly considered. Effective on and after January 1, 1996, a Participant who has terminated employment with his Employer shall not be eligible to apply for a loan.

(b) Each Participant who receives a loan will be required to execute a promissory note or other evidence of indebtedness (the “Note”) which will reflect the amount and the terms of the loan. In addition, the Note will provide for the creation of a security interest in and for the pledge and assignment of not more than fifty percent (50%) of the Participant’s vested right, title, and interest in his Account Balance under the Plan (determined as of the date that the loan is made) as security for repayment of the loan, and will describe any events which may or will cause the loan to become immediately due and payable in full.

(c) The Note shall be treated as a Participant-directed investment, and held in the Participant’s Account. The principal and interest paid on such Note shall be invested by the Trustee among the available Investment Fund(s) in the same manner as the Participant’s Contract Contributions. If there is no current election in effect as to a Participant’s Contract Contributions, loan repayments shall be invested in a default money market account as determined by the BIC or its delegate, unless the Participant makes an election as to the investment of such loan repayment on an Appropriate Form.

(d) The amount of any loan will be computed in accordance with Section 6.3.

(e) All loan proceeds will be attributable solely to Plan assets previously allocated to the Contract Contributions, Transferred Amounts, Rollover Contribution Accounts and/or Matching Contribution Accounts, and any related subaccounts, which have been liquidated by the Trustee to effectuate the Participant’s loan request. Where the Participant has more than one type of subaccount and/or which is invested in more than one Investment Fund, the liquidation shall be conducted in accordance with the following principles:

(i) to the extent applicable, a Participant’s subaccounts will be liquidated in the following order: Contract Contribution Account (pro-rata among Basic and supplemental Contract Contributions), TBC Employee Savings Plan Account; Pre-1987 After-Tax Account; Rollover Contribution Account, Prior Mellon Profit Sharing Plan Account; Dreyfus Profit Sharing Plan Account; Dreyfus ESOP Account; Mellon Seed Money Account; Mellon Matching Contribution Account;

(ii) with respect to each subaccount, liquidations shall be made pro-rata among all Investment Funds other than the Employer Stock Fund and, if applicable, the Participant’s Self-Directed Account (the “Other Funds”);

(iii) to the extent that proceeds necessary to satisfy the amount of the requested loan cannot be satisfied by completely liquidating the portion of the Participant’s Account held in a particular subaccount invested in Other Funds, then the liquidation shall advance to successive subaccounts until sufficient proceeds are generated;

(iv) to the extent that proceeds necessary to satisfy the amount of the requested loan cannot be satisfied by completely liquidating all of the Participant’s subaccounts invested in Other Funds, then the liquidation shall return to the beginning of the hierarchy established in step (1) and commence to liquidate that portion of each subaccount invested in the Employer Stock Fund in the same order and the same fashion as described in steps (1) through (3) above until proceeds sufficient to completely satisfy the loan distribution are generated.

In no event shall that portion of the Participant’s Account attributable to: (A) Employer Matching Contributions, (B) Discretionary Contributions and/or (C) Mellon Seed Money, which is invested in the Employer Stock Fund or in a Self-Directed Account be liquidated in order to provide proceeds for any requested Participant loan.

(f) Loans must bear a rate of interest which is commensurate with the prime rate as published monthly in the Wall Street Journal, plus one percent (1%). The interest rate shall be fixed for the term of the loan.

(g) A Participant may have no more than three (3) loans outstanding under this Plan at any time of reference, plus any number of Assigned Loans. There must be a minimum period of twelve (12) months between each loan under this Plan.

(h) All administrative costs in connection with the loan shall be borne by the Participant.

(i) Loans are repaid through payroll deductions, and each semi-monthly payroll deduction will be of a substantially equal amount. Except as otherwise provided in (j), in the event that a Participant with an outstanding loan does not receive any compensation in a month or if the amount received is less than the repayment amount which is due for the pay period, the Participant will be required to make payments on the loan by a check payable to the Trustee, in accordance with any procedures established by the CBC or its delegate. The CBC or its delegate shall be empowered to establish a maximum percentage of a Participant’s Eligible Compensation which can be applied towards repayment of loans from the Plan. If such a maximum percentage has been established, and if the Participant is on an unpaid leave of absence, short-term disability, or long-term disability when the loan is made, the rate of Eligible Compensation used shall be the rate in effect when such absence began.

(j) A Participant that has an outstanding loan balance with regard to a loan obtained prior to commencing a period of long-term disability and who subsequently is placed on long-term disability shall have the loan payments otherwise required by this Section suspended for a period equal to the lesser of: (i) the one-year period commencing on the date the long-term disability began or (ii) the duration of the long-term disability absence.

A Participant receiving salary continuation benefits pursuant to a short-term disability policy of an Employer or under the Mellon Bank Long-Term Disability Plan or any similar program maintained by an Employer shall be eligible to apply for a loan. Any such new loan requested by a Participant during a period of long-term disability shall be entitled to a grace period ending as of the earlier of: (i) one year from the date the loan was made or (ii) the end of the period of the long-term disability, before loan repayments are required to be made in accordance with the provisions of this Section 6.2.

(k) Effective December 12, 1994, loan repayments shall be suspended during a Participant’s military leave of absence and shall resume (or, if applicable, first become payable) at the expiration of such leave of absence, in accordance with Section 414(u) of the Code or other applicable law.

(l) A Participant may prepay a loan in whole at any time by personal check or money order payable to the Trustee. Prepayments shall be made without penalty.

(m) In the event that a Participant is in default under the terms and conditions of any outstanding loan under this Plan and/or an Assigned Loan, such Participant shall not be eligible to receive a new loan under the Plan until the expiration of one (1) year after any such loan (and accrued interest thereon) has been repaid in full.

(n) Effective on or before May 31, 1996, a Participant that terminates employment with an outstanding loan balance may continue to repay such loan on a monthly basis, and such loan will not become immediately due and payable in full until the Participant either: ceases making such monthly payments and an outstanding balance remains; or otherwise defaults on the loan under the terms and conditions of the loan. Effective on and after June 1, 1996, a loan will become immediately due and payable in full in the event a Participant terminates employment at a time when he has an outstanding loan balance. Notwithstanding the foregoing, for a Mellon HR&IS Participant (as defined in Section 3.4(e)) with an outstanding loan balance on the Closing Date (also defined in Section 3.4(e)), the loan shall not become immediately due and payable in full until the earlier of: (i) the Participant’s termination of employment with Mellon HR&IS or (ii) August 15, 2005.

6.3 Specific Limitations. The CBC shall not make any loan which would be in contravention of the following, or would otherwise result in the loan being considered a distribution from the Plan within the meaning of Section 72(p) of the Code:

(a) In order to be eligible for a loan, the Participant must have an Account Balance of at least two thousand dollars ($2,000) at the time the application for a loan is received.

(b) The minimum loan amount is one thousand dollars ($1,000).

(c) Loans must be for a term of forty-eight (48) months. Notwithstanding the foregoing sentence, loans taken out for the purpose of acquiring any dwelling unit which within a reasonable time (determined as of the time the loan is made) is to be used as the principal residence of the Participant may be for a term of from forty-eight (48) months to one hundred eight (108) months, in twelve (12)-month increments.

(d) The amount of any loan will be based upon the Participant’s Account Balance on the date the application for a loan is received (the “Application Date”). If any increase or decrease in the value of the investment options underlying the Participant’s Account occurs after the Application Date but prior to the date the loan proceeds are to be distributed, such increase or decrease shall have no effect on the amount of the distribution.

The principal amount of a loan to be made to a Participant, plus the total outstanding balance of all previous loans, plus interest thereon, if applicable (including Assigned Loans) to the Participant from the Plan cannot be more than the least of:

(i) fifty thousand dollars ($50,000), reduced by the excess (if any) of: (A) the highest outstanding balance of loans (including Assigned Loans) from the Plan during the twelve (12)-month period ending on the day before the date on which the loan is to be made, over (B) the outstanding balance of loans (including Assigned Loans) from the Plan on the date on which the loan is made;

(ii) fifty percent (50%) of the Participant’s Account Balance; and

(iii) With respect to Participant loans made on and after April 5, 1999, the portion of the Participant’s Account Balance which is not attributable to Employer Matching Contributions and/or Discretionary Contributions. A Plan loan will not be made from that portion of the Participant’s Account attributable to Employer Matching Contributions and/or Discretionary Contributions.

Notwithstanding anything in this subsection to the contrary, for periods prior to April 5, 1999 and except as provided in Appendix A (related to Participants in the former Dreyfus Corporation Retirement Profit Sharing Plan), neither Contract Contributions, Transferred Amounts nor Rollover Contributions were permitted to be invested in the Employer Stock Fund and, as such, no portion of a Participant’s Account which was invested in the Employer Stock Fund was permitted to be liquidated to generate the proceeds necessary to make a loan.

(e) All loan repayments shall be invested in the same Investment Funds and in the same proportions as are Contract Contributions made on the Participant’s behalf. Participants not in receipt of Contract Contributions at the time of a loan request must elect how loan repayments are to be invested. In the event no Contract Contributions are made with respect to any period for which loan repayments are received, such loan repayments shall be invested in accordance with the investment election on file immediately prior to the termination of Contract Contributions. To the extent a loan repayment is to be invested in the Employer Stock Fund, such amount shall be converted into a contribution of Mellon Stock in accordance with the procedures set forth in Section 4.3(c)(i) applicable to Contract Contributions directed to be invested in the Employer Stock Fund.

6.4 Consequences of Default.

(a) If a Participant fails to make payments on the payment due date in accordance with the terms of a loan under the Plan, he will be in default at the end of the ninety-day grace period following the payment due date, and the unpaid balance under the Note (including accrued interest) as of the date of the default shall be treated as a taxable distribution in accordance with applicable law..

(b) Notwithstanding the treatment of any default as a distribution for Federal income tax purposes, if the loan becomes due and payable in full as the result of the Participant’s default, the unpaid balance under the Note (including any accrued but unpaid interest determined from the date of default through the actual date of distribution of the Note) will not be satisfied from the portion of the Participant’s Account Balance which has been pledged as security under the Note, and such unpaid balance will not be deemed to be distributed until permitted in accordance with paragraph (i) or (ii) below, as applicable.

(i) Terminated Participants and Active Participants Over Age 59 1/2. If the Participant has either terminated employment or attained age fifty-nine and one-half (59 1/2) at the time the Note becomes due and payable, then that portion of the Participant’s Account Balance against which the loan was made will be deemed to be withdrawn or distributed from the Plan to the Participant (whether or not the Participant has consented to a distribution, and without regard to whether the Plan generally permits in-service withdrawals) to the extent of the unpaid balance of the Note as of the first day of the payroll period following the date the Note became due and payable as a result of the Participant’s default, and the Note will be deemed to be repaid.

(ii) Active Participants Under Age 59 1/2. In all other circumstances not described in (i), that portion of the Participant’s Account Balance against which the loan was made will not be deemed to be withdrawn or distributed from the Plan to the Participant until the first day of the first payroll period in which such Account Balance may otherwise be distributed following the Participant’s retirement, Total and Permanent Disability, or other termination of employment (whether or not the Participant has consented to a distribution), or if earlier, attainment of age fifty-nine and one-half (59 1/2) (without regard to whether the Plan generally permits in-service withdrawals), and the Note will be deemed to be repaid. Regardless of the treatment of any default as a distribution for Federal income tax purposes, interest shall continue to accrue on the unpaid balance of the Note from the date of default until the date of deemed distribution described in this paragraph (ii) for purposes of determining the outstanding balance of the loan.

6.5 Death. To the extent any unpaid principal or interest balance of the loan is outstanding at the time of a Participant’s death and without regard to whether the loan is in default, that portion of the Participant’s Account Balance against which the loan was made will be deemed to be distributed to the Participant and the Note repaid immediately following the Participant’s death.

ARTICLE VII

BENEFITS

7.1 Events of Distribution. In the event of any Participant’s separation from service from all members of the Controlled Group on account of a Triggering Event, the CBC or its delegate, in accordance with Section 7.2, shall direct the Trustee to make distribution of the Participant’s Account Balance to or for the benefit of such Participant. The CBC may require such proof of death and such evidence of the right of any person to receive payment under the provisions of this section as the CBC deems necessary and advisable. The determination of the CBC concerning the proof of death and the right of any person to receive benefits hereunder shall be conclusive.

7.2 Distribution.

(a) In General. Except as otherwise provided herein, the determination as to the dollar amount of a Participant’s interest in his Accrued Benefit, the number of shares of Mellon Stock represented by the Participant’s interest in the Employer Stock Fund, and the dollar amount, if any, of his Rollover Contribution Account and/or Transferred Amounts Account shall be made by the CBC in accordance with Section 4.7 as of the end of the month Valuation Date coincident with or next following the month in which the Appropriate Form requesting distribution is received by a Plan Manager, or such earlier Valuation Date as determined by the CBC. If any increase or decrease in the value of the investment options underlying the Participant’s Account occurs after the Valuation Date used for distribution purposes but prior to the date of distribution, such increase or decrease shall have no effect on the amount of the distribution.

(b) Distribution Following a Triggering Event.

(i) In General. As soon as administratively possible following a Triggering Event other than the Participant’s death, the CBC or its delegate shall direct the Trustee to make distribution of the Participant’s aggregate Account Balance as determined pursuant to subsection (a), in cash and/or Mellon Stock, to such Participant, if the Participant elects that such distribution be made or if the value of such Account Balance is five thousand dollars ($5,000) or less (one thousand dollars ($1,000) or less for distributions made on or after March 28, 2005).

(ii) Effect of a Failure to Consent to a Distribution. If the value of the Participant’s Account Balance is more than five thousand dollars ($5,000) (one thousand dollars ($1,000) for distributions made on or after March 28, 2005), and if such Participant does not consent to a distribution, such a Participant may continue to direct the investment of his or her Account Balance as provided in Article IV.

(c) Distribution Due to the Participant’s Death. If a Participant dies before his Benefit Commencement Date, as soon as administratively possible following the Participant’s death the CBC shall direct the Trustee to distribute the Participant’s Account Balance to the Participant’s Beneficiary without the necessity of obtaining consent from the Beneficiary.

(d) Treatment of Distributions of Mellon Stock. The fair market value of the number of shares of Mellon Stock determined in subsection (a) shall be determined on the Valuation Date as of which such stock is actually distributed. Notwithstanding anything in this Section 7.2 to the contrary, effective October 1, 1996, for purposes of determining the amounts to be treated as a distribution from the Plan, a Participant’s Account shall be credited with those dividends (in the form declared) which are declared on such Mellon Stock on or before the Valuation Date used for distribution purposes without regard to when they are actually received by the Trustee; provided, however, that such dividends shall not be distributed to a Participant until they are actually received by the Trustee. Dividends declared and received after said Valuation Date shall not be considered to constitute a part of any distribution from the Plan. Prior to October 1, 1996, for purposes of determining the amounts to be treated as a distribution from the Plan, a Participant’s Account shall be credited only with those dividends (in the form declared) which are declared on such Mellon Stock and received by the Trustee on or before the Valuation Date used for distribution purposes.

(e) Transition Rule. Notwithstanding any other provision of the Plan to the contrary no distributions will be made from the Plan on or after April 1, 1996 and before June 1, 1996 to facilitate the change of Investment Funds available hereunder.

7.3 Method of Payment.

(a) In General. Distribution of an Account Balance to or on behalf of a Participant shall be made in one lump sum payment.

(b) Direct Transfer Option. A special election may be made to avoid the imposition of automatic withholding of Federal income taxes. This special election is to have the

Trustee pay all or any portion of the Eligible Rollover Distribution, at the time and in the manner prescribed by the CBC, directly to the Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

At least thirty (30) days, but no more than ninety (90) days, before a distribution of an Eligible Rollover Distribution hereunder, a Distributee shall be given notice of his ability to elect a Direct Rollover. A distribution may be made, but shall not be required to be made, less than thirty (30) days after receipt of the notice required by this subsection (a), provided that: (i) the notice clearly informs the Distributee of the right to consider the decision regarding a Direct Rollover for a period of thirty (30) days after the notice is provided, and (ii) after receiving the notice, the Distributee waives the thirty (30)-day period by electing a distribution.

(c) Definitions.

(i) Distributee. A Distributee is a Participant, the Participant’s surviving Spouse or a former Spouse who is an alternate payee under a “qualified domestic relations order” described in Section 12.2.

(ii) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: distributions of Excess Contract Contributions and/or distributions required to eliminate an Excess Deferral Percentage made pursuant to Article XI; deemed distributions of any defaulted Plan loan made pursuant to Article VI; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any other distribution excluded under the Code, applicable regulations, or other IRS pronouncements.

For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred to an individual retirement account or individual retirement annuity described in Code Sections 408(a) or 408(b), respectively, or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(iii) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account or annuity described in Code Sections 408(a) and 408(b) (collectively, “IRA”), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee’s eligible rollover distribution; provided, however, that with respect to a Distributee who is a surviving Spouse “Eligible Retirement Plan” shall mean an IRA. Notwithstanding the foregoing, for distributions made after December 31, 2001, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for the amounts transferred to such plan from this Plan. Notwithstanding anything in this Section 7.3(c)(iii) to the contrary, all such plans described in this Section 7.3(c)(iii) shall also be Eligible Retirement Plans with respect to distributions to a surviving Spouse made after December 31, 2001.

(iv) Direct Rollover. A Direct Rollover is a payment by the Trustee to the Eligible Retirement Plan specified by the Distributee.

7.4 Medium of Payment. Any distribution made hereunder shall be made in the form of cash, except that the portion of a Participant’s Account Balance represented by an interest in the Employer Stock Fund shall be distributed in kind in whole shares of Mellon Stock unless the Participant (or Beneficiary, if applicable) elects to receive that portion of his Account Balance in cash by submitting the Appropriate Form to the CBC by the business day coincident with or preceding the 25th day of the month of distribution, and further provided that, to the extent that a portion of his Account Balance is represented by a Note evidencing a loan under the Plan and except as otherwise provided in Sections 6.4 and 6.5 with respect to defaulted loans and distributions in the event of death, respectively, the Participant shall receive a distribution of his Note(s). Notwithstanding the foregoing, if all or a portion of a Participant’s Account shall be invested in an illiquid asset which cannot be converted into cash for distribution purposes, the distribution to the Participant shall include the Participant’s proportional interest in such asset.

That portion of a Participant’s Account Balance represented by fractional shares of Mellon Stock shall be distributed in cash. In order to provide cash required to distribute fractional shares, the Trustee shall sell shares equal to the sum of fractional shares of all Participants who are to receive a Mellon Stock distribution as of a common date, rounded to the nearer whole share. The market value of the Mellon Stock sold by the Trustee on behalf of Participants entitled to a distribution of fractional shares will be the actual price for which the affected Participants’ shares of Mellon stock were sold on the date of the sale without regard to the market value on any other Valuation Date. Notwithstanding the above, the market value of the Mellon Stock sold by the Trustee on behalf of Participants entitled to a distribution of fractional shares will be the average price of such shares, if multiple trades (at multiple selling prices) are required in order to effectuate the sale.

Upon distribution in kind, the fair market value of the number of shares of Mellon Stock, other securities, or other property to be distributed in accordance with Section 7.2 shall be determined in accordance with Section 7.2(d) or similar procedures. Upon distribution in kind of a Note, the value of any such Note shall be, as of the date of distribution, equal to the amount of any outstanding unpaid principal plus interest accrued to the date of distribution. Fluctuations in the market value of securities or property subsequent to the date of valuation for distribution purposes shall not in any manner change the value initially determined pursuant to the preceding sentences. Any gains or losses in the securities or other property shall be borne solely by the Participant (or Beneficiary, if applicable).

7.5 Facility of Payment. In the event any payment due under the terms of the Plan is to be made to a minor or incompetent person, such payment may be made to or for the benefit of such minor or incompetent person in any of the following ways, as the CBC shall determine:

(a) directly to such minor or incompetent person, if permitted by law;

(b) to the legally or statutorily appointed guardian of such minor or incompetent person; or

(c) to any person or institution maintaining such minor or incompetent person in payment of the cost incident to the maintenance and care of such person.

Payments made pursuant to this Section 7.5 shall operate as a complete discharge of the obligations of the Plan, the CBC, the BIC, the Plan Manager(s), the Trustee, and the Trust Fund with respect to such payments.

ARTICLE VIII

ADMINISTRATION

8.1 Named Fiduciaries; Administrator. Except as hereinafter provided, the CBC shall be responsible for the administration-related named fiduciary responsibilities hereinafter described with respect to the Plan. The BIC shall be responsible for the investment-related named fiduciary responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the CBC or BIC, as applicable, unless either such committee’s power is expressly limited herein or by operation of law. The CBC and the BIC shall each be a “Named Fiduciary” (as such term is defined in Section 402(a)(2) of ERISA) to the extent they exercise discretionary authority or control with respect to the administration of the Plan (CBC) or the investment of its assets (BIC). In addition, unless otherwise delegated by the CBC, the CBC shall be the Plan “Administrator” (as such term is defined in Section 3(16)(A) of ERISA). The CBC and/or the BIC as a whole or any of their members may serve in more than one fiduciary capacity with respect to the Plan.

8.2 Allocations and Delegations of Fiduciary Responsibility.

(a) Allocation of Responsibilities Among Named Fiduciaries. The CBC and/or the BIC, as Named Fiduciaries, shall have the authority to allocate, from time to time, by written instrument, all or any part of their respective responsibilities under the Plan (other than asset management responsibilities) to one or more other Named Fiduciaries (the “Other Named Fiduciaries”) as either such committee may deem advisable, and in the same manner to revoke any such allocation of responsibilities. Any actions of such Other Named Fiduciaries in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the CBC and/or the BIC, as applicable. The CBC and/or the BIC, as applicable shall be responsible for periodically monitoring the performance of the Other Named Fiduciaries with respect to the allocated responsibilities but shall not be liable for any acts or omissions of such Other Named Fiduciaries, except as otherwise provided by law. Each Other Named Fiduciary shall report periodically to the CBC and/or the BIC, as applicable, concerning the discharge of the allocated responsibilities.

(b) Designation of Persons other than Named Fiduciaries to Carry Out Fiduciary Responsibilities. Any Named Fiduciary with respect to any duty or action under the Plan shall have the authority to designate, from time to time, by written instrument, such person or persons other than Named Fiduciaries (the “Designee”), to carry out all or any part of its responsibilities under the Plan (other than asset management responsibilities) as it may deem advisable and in the same manner to revoke any such designation. Any action of the Designee in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Named Fiduciary responsible for the designation (the “Designator”). The Designator shall be responsible for periodically monitoring the performance of the Designee with respect to the delegated responsibilities and shall reevaluate whether to continue such delegation but shall not be liable for any acts or omissions of any such Designee, except as otherwise provided by law. The Designee shall report periodically to the Designator concerning the discharge of such delegated responsibilities.

(c) Appointment of Investment Manager. The BIC may appoint, by written instrument, an investment manager or managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any part of the assets of the Plan as the BIC shall delegate and in the same manner to revoke any such appointment. Any such investment manager shall acknowledge, in writing, that it is a fiduciary with respect to the Plan, and upon acceptance of its responsibilities and subject to any applicable investment policy, shall have sole discretionary authority over the investment of the assets so delegated. The BIC shall be responsible for reviewing the performance of any investment manager at regular intervals no less frequently than annually and shall reevaluate whether to continue the appointment of such investment manager but shall not be liable for any acts or omissions of any such investment manager, except as otherwise provided by law. Each investment manager shall report periodically to the BIC concerning its investment performance with respect to the delegated assets. If an investment manager or managers have been appointed pursuant to this Section, then no Trustee with respect to this Plan shall be liable for the acts or omissions of any such investment manager or managers, except as otherwise provided by law, or be under an obligation to invest or otherwise manage any assets of the plan which are subject to the management of any investment manager. Unless the BIC provides otherwise, the Trustee shall be the investment manager with respect to those assets, if any, for which the investment responsibilities have not otherwise been specifically delegated to an investment manager in accordance with this Section.

(d) Designation of Plan Manager(s). The CBC (and/or any other person with fiduciary duties with respect to the Plan) may designate a person or persons, corporate or otherwise, who may or may not be members of the CBC to be the manager(s) of the Plan (“Plan Manager(s)”). The Plan Manager(s) shall be responsible for the day to day administration of the Plan and shall act solely within the framework of the policies, interpretations, practices, and procedures established by the CBC and, as such, shall be considered as acting solely in a ministerial capacity. The designation of Plan Manager(s) shall not relieve the CBC (and/or any other person with fiduciary duties with respect to the Plan) of responsibility for the duties and actions of any such Plan Manager(s).

(e) Conformity with ERISA. The procedures set forth in this Section for the allocation of fiduciary duties among Named Fiduciaries and for the delegation of fiduciary duties to designees or appointees who are not Named Fiduciaries are intended to conform to the applicable requirements of Section 405(c) of ERISA (including the limitations on liability set forth in Section 405(c)) and, to the extent of any ambiguity, should be construed consistent with such Section.

8.3 Powers and Duties. The CBC and/or the BIC shall maintain and keep (or cause to be kept and maintained) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan’s Participants and/or other Beneficiaries.

(a) Corporate Benefits Committee. Except as otherwise provided in subsection (b) or expressly reserved to the Corporation, the CBC shall have all powers necessary to carry out the administration-related provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

(i) as set forth in more detail in Section 8.10(f), construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

(ii) prescribe procedures to be followed and the Appropriate Forms to be used by Participants and/or other persons in filing applications or elections;

(iii) prepare and distribute, in such manner as may be required by law or as the CBC deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of any Employer;

(iv) require from an Employer and Participants such information as shall be necessary for the proper administration of the Plan; including, without limiting the foregoing, information regarding the marital status of the Participant;

(v) appoint and retain individuals to assist in the administration of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

(vi) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Corporation, including, but not limited to, those supplemental duties and responsibilities described in the “Mellon Bank Corporation Corporate Benefits Committee Charter and Summary of Operations” approved by the Board on September 17, 1991 (the “CBC Charter”) and not primarily involving the investment of Plan assets.

Without intending to limit the generality of the foregoing, the CBC shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of any Employer without the consent of the affected Employer. Except as provided in the preceding sentence or unless directed by the Corporation or otherwise required by law, the CBC shall have no power to adopt, amend, or terminate the Plan, nor shall it have the power to select or appoint the Trustee, said powers being exclusively reserved to the Corporation and the BIC, respectively. To the extent the Corporation acts to terminate the Plan, and in all other respects, it shall act as sponsor.

(b) Benefits Investment Committee. The BIC shall have all powers necessary to carry out the investment-related provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

(i) select investments (including, without limitation, investments in employer securities as defined in ERISA Section 407(d), real estate and venture capital) and/or establish investment policy for the Plan which shall be communicated from time to time to the Trustee and any investment managers appointed pursuant to Section 8.2(c);

(ii) select, monitor, and terminate trustees, investment managers/advisors, insurance companies, or any other fiduciary with investment responsibilities (collectively, “Investment Fiduciaries”);

(iii) perform all those supplemental duties and responsibilities described in the “Mellon Bank Corporation Benefits Investment Committee Charter and Summary of Operations” approved by the Board on September 17, 1991 (the “BIC Charter”) related to the investment of Plan assets;

(iv) establish rules and procedures, which may be retroactive if necessary or appropriate, with respect to the ability of Participants to direct the investment of their Accounts under Article IV, including, but not limited to, temporary or permanent restrictions or limitations on the transfer of participant accounts between investment options which speculate on short-term market fluctuations and any other trading activities which the BIC, in its sole discretion, determines are inconsistent with the stated policies of the investment option, may possibly have an adverse effect on the overall return of the affected investment option to the detriment of participants not engaging in such activities, and which are otherwise inconsistent with the retirement objectives of the Plan; and

(v) establish rules and procedures, which may be retroactive if necessary or appropriate, describing those circumstances under which violations of any policies and procedures adopted pursuant to Plan Sections 8.3(b)(iv) and Section 4.4 shall be communicated to the Corporation.

8.4 Discharge of Duties. The CBC and/or the BIC and their delegates, to the extent they are fiduciaries, shall discharge their duties with respect to the Plan exclusively in the interest of the Participants and Beneficiaries as a class and shall do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims and in accordance with the documents and instruments governing the Plan in conformity with the terms of the Plan and applicable law.

8.5 Procedures. The CBC and the BIC shall be organized and conduct their business with respect to the Plan in accordance with the organizational and procedural rules set forth in their respective CBC and BIC Charters.

8.6 Establishment of Rules. The CBC and the BIC shall have specific authority in their sole discretion to construe and interpret the terms of the Plan related to their respective powers and duties and to the extent that the terms of the Plan are incomplete, the CBC and the BIC shall have authority to establish rules or regulations related to their respective powers and duties as they may deem necessary and proper to carry out the intent of the Corporation as to the purposes of the Plan.

8.7 Limitation of Liability. The Employer, the Board, the members of the CBC and the BIC, the Plan Manager(s), and any officer, employee, or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual who performs acts which establish him a fiduciary from a responsibility or liability for any fiduciary responsibility, obligation, or duty for such acts under Part 4, Title I of ERISA.

8.8 Compensation and Insurance. Members of the CBC and the BIC shall serve without compensation for their services as such, but shall be reimbursed for any expenses incurred in the performance of their duties as herein provided, such expenses being deemed expenses of the Plan.

The Corporation shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the CBC and the BIC, their delegates and appointees, or any other person who may be determined to be a fiduciary (other than persons who are independent of an Employer and are rendering services to the CBC and/or the BIC or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys’ fees) arising from their acts or failure to act with respect to the Plan, except where such actions or failure to act involve willful misconduct or gross negligence. However, where the Corporation purchases insurance to cover claims of a nature described above, there shall be no right of indemnification against an Employer except to the extent of any deductible amount under the insurance coverage or with regard to the amount of covered claims in excess of the insured amount.

8.9 Removal and Resignation. Any member of the CBC and/or the BIC may resign and the Corporation may remove any member of the CBC and/or the BIC in accordance with the procedures established by their respective CBC and BIC Charters. The CBC and/or the BIC shall remain fully operative pending the filling of any vacancies, the remaining committee members having full authority to administer the Plan.

8.10 Claims Procedure.

(a) The Plan Manager(s) shall make all initial determinations as to the right of any Participant or Beneficiary to receive a benefit and the amount of such benefit. The time, manner, and mode of distribution of such benefit shall occur in accordance with the applicable Sections of Article VII herein.

(b) In the event that a request of any Participant or Beneficiary (hereinafter referred to in this Section 8.10 as the “Claimant”) for a benefit under the Plan (“Claim”) is partially or completely denied, the Plan Manager(s) shall give written notice of such denial to the Claimant within ninety (90) days after receipt of the Claim (or, if special circumstances, made known to the Claimant in writing within the original ninety (90)-day period, require an extension of time for processing the Claim, within one hundred eighty (180) days after receipt of the Claim; for Claims filed on or after January 1, 2002, such notice shall also include the date by which the Plan Manager expects to render a decision). Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the Claim; a statement of why the material or information is necessary; and an explanation of the Plan’s claims review procedure. For Claims filed on or after January 1, 2002, the notice shall also include the time limits applicable to the claims review procedure and a statement of the Claimant’s right to bring an action under Section 502 of ERISA following an adverse benefit determination on review. If the notice of denial is not furnished within the required time period specified above, the Claim shall be deemed to be denied and the Claimant shall be permitted to proceed to the review stage described in subsection (d) below.

(c) For Claims filed before January 1, 2002, in the case where the reason for denial is based upon a lack of sufficient information or adequacy of proof of facts, the Claimant shall not have available a review of the denial until such time as the required information or proof requested has been furnished to the Plan Manager(s). Notwithstanding the foregoing, the Claimant may request the CBC to review the need for the information or proof requested within ten (10) days of the receipt of the request of the Plan Manager(s). A failure to act under this subsection shall be deemed a withdrawal of the Claim.

(d) A Claimant whose Claim is partially or completely denied for a reason other than that described in subsection (c) above shall have the right to request a full CBC review of the denial by a written request delivered to the CBC within sixty (60) days of receipt of the written notice of Claim denial (or sixty (60) days after the date on which the Claim is deemed denied under subsection (b) above). Such written request for review shall set forth the basis (whether legal or factual) upon which the review is requested, including, but not limited to, pertinent Plan provisions, prior decisions of the CBC and courts of competent jurisdiction, and/or statements of such facts or circumstances in the possession of the person requesting the review to which the Plan Manager(s) may not have had access. In such review, the Claimant (or the Claimant’s duly authorized representative) shall have the right to review any relevant documents and to submit any issues or comments in writing to the CBC. In addition, for Claims filed on or after January 1, 2002, the Claimant shall have the right to submit documents, records, or other information relating to his Claim, and the Claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to his Claim.

(e) A decision on review shall be made by the CBC, in its sole discretion, no later than the date of the CBC’s regular quarterly meeting which immediately follows the receipt of the request for review, unless the request for review is filed within the thirty (30) days preceding the date of such meeting. In such case, a decision shall be made no later than the date of the second regular quarterly CBC meeting following receipt of the request for review. If special circumstances (such as the need to hold a hearing) require a further extension of time for processing, a decision shall be rendered no later than the third regular quarterly CBC meeting following receipt of the request for review; provided that written notice of the delay is given to the Claimant prior to the commencement of the extension. For Claims filed on or after January 1, 2002, such notice shall describe the special circumstances and the date as of which the benefit determination will be made, and the Claimant shall be notified, in writing, as soon as possible, but no later than five (5) days after such benefit determination is made.

The decision by the CBC on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, and will contain specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. In addition, for Claims filed on or after January 1, 2002, (i) the written notice denying the Claim shall include a statement that the Claimant is entitled to receive, upon request and free of charge, all documents, records, and other information relevant to the Claimant’s Claim and a statement of the Claimant’s right to bring an action under Section 502 of ERISA, and (ii) the CBC’s review shall take into account all comments, documents, and records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial determination. If no decision is made within the time period specified above, the Claim shall be deemed to be denied on review.

(f) In acting on any Claim, the Plan Manger(s) and the CBC will act as trier of facts and thereby shall have the power to determine facts and to apply the same to the Claim. In making a determination as to any Claim which involves an interpretation of the terms of the Plan, the CBC in the exercise of its discretion shall have the authority to determine the intent of the Corporation in its establishment of the Plan by a review of the records of the Corporation and by discussions with persons who have direct knowledge of actions of the Plan sponsor. Should it be established to the satisfaction of the CBC that at the time of the establishment of the Plan, the Corporation intended a specific result or interpretation, the CBC shall grant deference to such intention. Except where specific provision for fiduciary review is statutorily authorized, the decision of the CBC shall be final and conclusive as to facts and interpretation of the terms of the Plan, its operations, and the benefits intended to be provided.

(g) If a Claimant fails to file a request for review with respect to a particular Claim in the manner and in accordance with time limitations specified herein, such request for review with respect to such Claim shall be waived and the Claimant shall thereafter be barred from again asserting such Claim.

(h) For purposes of this Section 8.10, a document, record, or other information is considered “relevant” to a Claim for benefits if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the determination, or (iii) demonstrates compliance with the Plan’s review procedures and, if appropriate, that the Plan provisions have been applied consistently with respect to similarly situated Claimants.

8.11 Coordination Between the CBC and the BIC. Whenever in this Plan document or in any provision of applicable law the CBC and/or the BIC are required to carry out provisions relating to the same subject matter (as determined by such committees), the chairpersons of each such committee shall first refer to the CBC Charter and BIC Charter, respectively, to determine which committee shall be responsible for the particular matter and thereafter, in the event responsibility for the matter is not therein assigned, shall, in accordance with Section 8.2, consult with each other and shall develop such rules, regulations, practices, or procedures as they shall deem necessary or appropriate to reduce or eliminate duplication of responsibility.

8.12 Special Rules for Claims Involving Disability Determinations. Notwithstanding the foregoing, for Claims filed on or after January 1, 2002, if a Claim depends upon a determination that the Claimant has incurred a Total and Permanent Disability, and if that Claim is denied, the following special rules shall be applicable and shall supercede any contrary rules set forth above:

(a) Notification of an initial adverse determination shall be made no later than forty-five (45) days after the Plan’s receipt of the Claim. This period may be extended for up to thirty (30) days, provided that the Plan Manager both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant in writing, prior to the expiration of the initial period of forty-five (45) days, of the circumstances requiring an extension of time and the date by which a decision is expected to be rendered. If, prior to the end of the first thirty (30)-day extension period, the Plan Manager determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the decision-making period can be extended for up to an additional thirty (30) days, provided that the Claimant is notified, in writing, prior to the expiration of the first thirty (30)-day extension period, of the circumstances requiring the extension and the date as of which a decision is expected to be rendered. In the case of any extension, the notice of the extension shall specifically explain the standards upon which the entitlement to a benefit is based, the unresolved issues that prevent a decision on the Claim, and the additional information needed to resolve those issues; and the Claimant shall be afforded forty-five (45) days within which to provide the specified information (in the event that a period of time is extended due to a Claimant’s failure to provide necessary information, the period for making the benefit determination will be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information).

(b) In addition to providing the information set forth in Section 8.10(b), if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the initial adverse determination, the notice of the adverse determination shall contain either: (i) the specific rule, guideline, protocol, or other similar criterion; or (ii) a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

(c) A Claimant whose Claim has been denied shall have the appeal rights described in Section 8.10(d), except that the Claimant shall have a period of one hundred eighty (180) days in which to request a full review by the CBC of the denial. In connection with the appeal, the Claimant will receive written notice of the identity of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

(d) The CBC’s review shall be subject to the provisions of Section 8.10(e), except that: (i) the decision on review shall be rendered in forty-five (45) days or in special circumstances such as where the CBC in its sole discretion finds there is a need to hold a hearing, within ninety (90) days of receipt of the request for review, in which case written notice of the delay and the date by which the CBC expects to render a decision will be given to the Claimant within the initial forty-five (45)-day period; (ii) the review shall afford no deference to the initial adverse benefit determination; (iii) to the extent that the initial denial was based upon a medical judgment, the CBC shall consult with an appropriate health care professional, which professional shall be an individual who was not consulted in connection with the initial adverse benefit determination and who is not a subordinate of such previously-consulted professional; and (iv) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making an adverse determination on review, the notice provided to the Claimant shall contain either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

ARTICLE IX

TRUST AND TRUSTEE

9.1 Trust. The BIC (prior to September 17, 1991, the Corporation) shall, on behalf of the Plan, enter into a Trust Agreement with the Trustee containing such terms and conditions as it deems appropriate for the implementation of the Plan. The Trust Agreement shall contain the broadest investment powers and shall specifically contain language to enable the Trustee to invest in any open or closed-end investment vehicles, any pooled, common, commingled or collective investment funds and any other such funds or investment vehicles established, maintained, managed or advised by the Trustee or an affiliate of the Trustee of the Corporation for investment of qualified pension and/or profit sharing plans.

9.2 Removal or Resignation. The Trustee may resign by giving thirty (30) days’ written notice to the BIC. The BIC may remove the Trustee at any time upon filing with the Trustee notice of such removal. Upon the resignation or removal of the Trustee, the BIC shall appoint a successor Trustee, who shall have all of the powers granted to the original Trustee. The Trustee so appointed, or any successor thereto, shall receive all contributions made hereunder, and shall invest the same in accordance with the instructions of the BIC. The Trustee shall make disbursements from the Trust in accordance with the written directions of the CBC and/or the BIC.

ARTICLE X

AMENDMENT, TERMINATION, AND MERGER

10.1 Amendment. The Corporation, acting in its own interest as Plan sponsor, by action of the Human Resources Committee of the Board, reserves the right for any reason and at any time to amend, in whole or in part, any or all of the provisions of the Plan, including amendments adjusting Participants’ Accrued Benefits prior to securing, or in order to secure or maintain, the approval of the Plan by the IRS or to comply with any applicable laws and regulations. The adoption of any such amendment shall be evidenced either by the signature of the Chief Executive Officer of the Corporation (or his authorized representative or delegate) or by a certification of adoption by the secretary of the Human Resources Committee of the Board. A copy of the signed or certified amendment shall be filed with the Plan document and, to the extent required by applicable law, communicated to affected Participants and Beneficiaries.

Such amendments or modifications shall be prospective in application; provided, however, that amendments or modifications may and shall be retroactive to such date as may be necessary to comply with the requirements of the Code or any applicable law. However, no such amendment shall authorize or permit any assets of the Plan held in Trust (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

Unless another effective date is specified in the amendment, any amendment authorized hereunder shall become effective upon execution of a written instrument which satisfies the requirements set forth in the first paragraph of this Section 10.1, and where necessary, delivery of the executed written instrument to the Trustee and the endorsement of the Trustee of its written consent thereto, if such consent is required.

10.2 Failure to Qualify. If it should be finally determined that this Plan as amended and restated does not qualify under Code Section 401(a), or any other statute of similar import, the Plan shall be administered, and the rights of all Participants shall be determined, as if the amended and restated Plan had never been adopted. In such event, any contributions made by the Employer (other than Contract Contributions) made pursuant to this amended and restated Plan, less authorized disbursements, shall be returned to the Employer to the extent permitted by applicable law.

10.3 Discontinuance of Contributions and Termination of the Plan. Any Employer shall have the right at any time, by action of its board of directors, to discontinue its contributions hereunder and withdraw from further participation in the Plan. The Corporation, as Plan sponsor, shall have the right at any time, by action of the Human Resources Committee of the Board, to terminate the Plan and the Trust, by delivering to the Trustee, the CBC, and the BIC written notice of such discontinuance or termination and by submitting any special reports required by law to the Secretary of Labor, the IRS, and any other governmental agencies. Any resolution by the Human Resources Committee of the Board to terminate the Plan, or any resolution of any Employer to discontinue contributions, shall be evidenced by the signature of the Chief Executive Officer of the Corporation, or Employer, as applicable (or their authorized representatives or delegates), or by a certification by the secretary of the Human Resources Committee of the Board or the board of the Employer, as applicable. A copy of any signed or certified resolution shall be filed with the Plan document and, to the extent required by applicable law, communicated to affected Participants and Beneficiaries.

The Plan shall automatically terminate upon all Employers’ ceasing contributions hereunder or upon the dissolution or winding up of the affairs of all Employers.

10.4 Vesting and Distribution Upon Termination by the Corporation. Except as provided in Section 10.2, upon discontinuance of contributions, termination, or partial termination of the Plan, the rights of all affected Participants to their Accrued Benefits shall, to the extent not otherwise non-forfeitable, become non-forfeitable and the aggregate Account Balances of all such affected Participants shall be distributed as and when the CBC shall designate or at such time as the assets of the Trust are required to be distributed by the provisions of this Plan.

Upon partial or complete termination, if there shall be any assets in the Trust Fund which have not been allocated to any Participant, such assets (or that part remaining after the payment of taxes and administration expenses) shall be allocated, to the extent permitted by any applicable law, to each Participant in the same proportion as the amount credited to the Account of each Participant bears to the total of all amounts credited to the Accounts of all Participants. Any amounts which cannot be allocated because of any applicable limitations shall be returned to the Employer making the contribution in accordance with applicable law.

Notwithstanding anything in this Section to the contrary, the Account Balances of affected Participants shall not be distributed solely on account of a partial or complete termination where any member of the Controlled Group establishes or maintains another defined contribution plan, other than an employee stock ownership plan (as defined Code Sections 4975(e) or 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

10.5 Merger. In the event of merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have an Account Balance having a market value immediately after the merger, consolidation, or transfer (as if the plan had then terminated) which is equal to or greater than the market value of the Account Balance he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had then terminated).

ARTICLE XI

DISTRIBUTION AND ACCRUAL REQUIREMENTS IMPOSED BY THE CODE

11.1 Additional Limitation on Contributions. This Plan must comply with the requirements of Code Sections 401(a), 401(k), 401(m), and 402(g), all of which are applicable to qualified “cash or deferred” profit-sharing plans. Solely for purposes of determining whether the nondiscrimination requirements of Code Sections 401(k) and 401(m) are satisfied and as permitted by Code Sections 401(k) and 401(m) and the regulations promulgated thereunder, Contract and Matching Contributions, if any, shall be combined and tested under Code Section 401(k). Notwithstanding, effective January 1, 1998, the Employer may elect to separately test Matching Contributions under Code Section 401(m) in accordance with the rules set forth in this Article XI with respect to Actual Contribution Percentage limitations. If the tests set forth in Code Sections 401(k), 401(m), and/or 402(g) are eliminated from the Code, the corresponding provisions of this Article XI shall be of no effect.

11.2 Definitions and Rules. For purposes of this Article XI, the following special definitions and rules shall apply:

(a) Actual Contribution Percentage means the average (to the nearest one-hundredth of one percent (.01%)) of the Actual Contribution Ratios (calculated separately to the nearest one-hundredth of one percent (.01%) for each Eligible Employee who is eligible to have Matching Contributions made on his behalf to the Plan (or who would be eligible to receive Matching Contributions had he elected to have Contract Contributions made on his behalf). The Actual Contribution Ratio for each Eligible Employee is determined by dividing (i) by (ii), where (i) is the total of the Matching Contributions made for the current Plan Year on behalf of each such Eligible Employee, and where (ii) is such Eligible Employee’s Testing Compensation for the portion of such Plan Year in which such individual was an Eligible Employee. To the extent an Eligible Employee’s Contract Contributions for the Plan Year are aggregated with Matching Contributions, such Matching Contributions will not be taken into account for purposes of determining such Employee’s Actual Contribution Percentage. If an Eligible Employee makes no Contract Contributions (and receives no Matching Contributions) for the Plan Year, the contribution ratio that is to be included in determining the Actual Contribution Percentage for such Eligible Employee shall be zero.

For purposes of this Article XI, “Testing Compensation” means Code Section 415 Compensation, as defined in Section 11.9(d). For years prior to January 1, 1998, “Testing Compensation” shall equal such Code Section 415 Compensation increased by any reductions attributable to Contract Contributions hereunder or elective contributions to a “cafeteria plan” described in Code Section 125 and applicable regulations. Both such definitions of “Testing Compensation” shall not take into account any such remuneration in excess of the $150,000 limitation (as adjusted) under Code Section 401(a)(17). The Matching Contributions made on behalf of an Eligible Employee for the Plan Year may be aggregated with the contributions referred to in (i). At the election of the Employer, Discretionary Contributions, if any, may be aggregated with Contract and Matching Contributions.

A Matching Contribution is taken into account for purposes of the Actual Contribution Percentage test only if such Matching Contribution is allocated to the Eligible Employee’s Matching Contribution Account as of a date within that Plan Year, is actually paid to the Trust Fund no later than twelve (12) months after the close of that Plan Year, and is made on behalf of the Eligible Employee on account of his Contract Contributions for that Plan Year.

(b) “Actual Deferral Percentage” means, for a group of Eligible Employees, the average (to the nearest one-hundredth of one percent (.01%)) of the Actual Deferral Ratios (calculated separately to the nearest one-hundredth of one percent (.01%)) for each Eligible Employee in the relevant group. The “Actual Deferral Ratio” for each Eligible Employee is determined by dividing (i) by (ii), where (i) is the total Contract Contributions made for the current Plan Year on behalf of such Eligible Employee and (ii) is such Eligible Employee’s Testing Compensation for such Plan Year. If an Eligible Employee makes no Contract Contributions (and receives no Matching Contributions) for the Plan Year, the deferral ratio that is to be included in determining the Actual Deferral Percentage for such Eligible Employee shall be zero.

Effective for Plan Years ending on or before December 31, 1996, if an Eligible Highly Compensated Employee is subject to the family aggregation rules of Code Section 414(q)(6) because that Eligible Employee is either a five percent (5%) owner or one of the ten (10) most highly paid employees, the combined Actual Deferral Ratio for the family group (consisting of a Highly Compensated Employee described in this sentence and his Family Members who are treated as one Highly Compensated Employee for purposes of this Section) must be determined by combining the Contract, Matching (and, where applicable, Discretionary Contributions) and Testing Compensation of all eligible Family Members.

(c) Special Definitions of Employee.

(i) “Eligible Highly Compensated Employee” means any Highly Compensated Employee who is an Eligible Employee.

(ii) “Eligible Non-Highly Compensated Employee” means any Non-Highly Compensated Employee who is an Eligible Employee during the Plan Year for which the Actual Deferral Percentage Test set forth in 11.3 below and the Actual Contribution Percentage Test set forth in 11.4 below are applicable.

(d) “Excess Contract Contribution Amount” means, subject to Section 3.2(g) of the Plan and Code Section 414(v), with respect to any individual Employee, Contract Contributions made on the Employee’s behalf under this Plan, elective deferrals (as defined in Code Section 402(g)(3) and the Treasury Regulations thereunder) made on such Employee’s behalf under all other plans of the Controlled Group, and elective deferrals on such Employee’s behalf under a plan maintained by any other employer, which together total more than $11,000 (as adjusted annually in accordance with Code Section 402(g)(4)) for any one (1) taxable year of the individual Employee..

(e) Aggregation Rules. For purposes of this Article, if the Plan and any other plan which includes a cash or deferred arrangement are aggregated for purposes of Section 410(b) (other than for purposes of the average benefit percentage test), the cash or deferred arrangements in such plans shall be treated as one (1) plan for purposes of calculating the Actual Deferral Percentage and/or the Actual Contribution Percentage (as defined herein). If any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement of the Controlled Group, for purposes of determining the Actual Deferral Ratio or Actual Contribution Ratio (as defined herein) for such Employee, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement; provided, however, that any cash or deferred arrangement contained in an employee stock ownership plan (as described in Code Sections 4975(e) and 409) shall not be aggregated with this Plan pursuant to this subsection.

11.3 Actual Deferral Percentage Test. For a Plan Year, the Actual Deferral Percentage for the group of Eligible Highly Compensated Employees may not exceed the Maximum Deferral Percentage.

The Maximum Deferral Percentage is the greater of: (1) the Actual Deferral Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees, multiplied by

1.25; and (2) two hundred percent (200%) of the Actual Deferral Percentage for the group of Eligible Non-Highly Compensated Employees; provided, however, that the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees may not exceed the Actual Contribution Percentage for the group of Eligible Non-Highly Compensated Employees by more than two (2) percentage points.

The Excess Deferral Percentage is the excess of: (1) the Actual Deferral Percentage for the Plan Year for the group of Eligible Highly Compensated Employees, over (2) the Maximum Deferral Percentage for the group of Eligible Highly Compensated Employees for the current Plan Year, (for Plan Years beginning on or after January 1, 1997, determined by reducing the contributions made on behalf of the Eligible Highly Compensated Employees in order of their deferral percentages, beginning with the Eligible Highly Compensated Employee with the highest of such percentages, in accordance with the Percentage Reduction Method described in Section 11.8(b)).

11.4 Actual Contribution Percentage Test. For a Plan Year, the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year may not exceed the Maximum Contribution Percentage. The Maximum Contribution Percentage is the greater of (i) one hundred and twenty-five percent (125%) of the Actual Contribution Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year; and (ii) two hundred percent (200%) of the Actual Contribution Percentage for the Plan Year for the group of Eligible Non-Highly Compensated Employees in such Plan Year; provided, however, that the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees may not exceed the Actual Contribution Percentage for the group of Eligible Non-Highly Compensated Employees by more than two (2) percentage points.

The Excess Contribution Percentage is the excess of: (1) the Actual Contribution Percentage for the Plan Year for the group of Eligible Highly Compensated Employees, over (2) the Maximum Contribution Percentage for the group of Eligible Highly Compensated Employees for the Plan Year, (for Plan Years beginning on or after January 1, 1998, determined by reducing the contributions made on behalf of the Eligible Highly Compensated Employees in order of their contribution percentages, beginning with the Eligible Highly Compensated Employee with the highest of such percentages, in accordance with the Percentage Reduction Method described in Section 11.8(b), as if such section applied to Excess Contribution Percentages rather than Excess Deferral Percentages).

11.5 Multiple Use Limitation Test. This Section ceased to be effective as of January 1, 2002.

11.6 Order of Testing. As and to the extent applicable, the tests set forth in this Article 11 shall be carried out in the following order:

(a) Excess Contract Contribution Amounts Test.

(b) Actual Deferral Percentage Test.

(c) Actual Contribution Percentage Test.

(d) Multiple Use of Alternative Limit Test (for Plan Years beginning before January 1, 2002).

(e) Section 415 Test (Section 11.9).

11.7 Mid-Year Discretionary Remedial Procedure to Prevent Excess Contract Contribution or Matching Contribution Amounts and Excess Deferral or Contribution Percentages. If the CBC at any time prior to the end of a Plan Year determines that the then-current rate of Contract and/or Matching Contributions for any Highly Compensated Employee will lead to an Excess Contract Contribution Amount, an Excess Deferral Percentage, and/or an Excess Contribution Percentage for such Plan Year, then the CBC, in its sole discretion and upon notice to each affected Participant, may:

(a) unilaterally establish or reduce, on a prospective basis, the maximum amount of Contract Contributions, as a percentage of Eligible Compensation, which may be made by Participants in the group (or any subgroup) of Highly Compensated Employees (and thereby also reduce the level of Matching Contributions to any such group or subgroup); and

(b) automatically amend the Appropriate Form of each affected Participant as of the date specified in such notice, without any further action on the part of such Participant or the Employer, to the extent necessary to conform the Appropriate Form to the new limitation determined by the CBC.

11.8 Year-End Correction of Excess Contract Contribution Amounts, Excess Deferral Percentages and Excess Contribution Percentages. In the event that Excess Contract Contribution Amounts, Excess Deferral Percentage, Excess Contribution Percentage and/or

Multiple Use of the Alternative Limitation exists with respect to any Plan Year, such excess(es) shall be eliminated by the following method(s):

(a) Elimination of Excess Contract Contribution Amounts. In the event that a Participant has an Excess Contract Contribution Amount, elects to have such excess corrected under this Plan, and notifies the Plan of the amount of such excess to be distributed from this Plan, the amount of such excess shall be distributed to the Participant, along with any income or loss attributable to such excess (as calculated pursuant to subsection (c) below); provided, however, that a Participant is deemed to notify the Plan of any Excess Contract Contribution Amounts which arise by taking into account only Contract Contributions and other elective deferrals of the Participant pursuant to plans of the Controlled Group. Any distribution of Contract Contributions shall be deemed to be made first from those Contract Contributions, if any, for which no Matching Contributions were made. In the event that any matched Contract Contributions are distributed, any corresponding Matching Contributions, together with any income or loss attributable to such Matching Contributions, shall be forfeited and used to reduce subsequent Matching Contributions.

A distribution pursuant to this subsection shall be made on or before April 15 of the Plan Year following the Plan Year in which the Excess Contract Contribution Amount was created. Any Excess Contract Contribution Amounts distributed hereunder to an Eligible Highly Compensated Employee will be considered when calculating the Actual Deferral Percentage for the group of Eligible Highly Compensated Employees for the Plan Year in which such Contract Contributions were made; any such distribution to an Eligible Highly Compensated Employee, however, shall be counted towards the amount which must be distributed to such Eligible Highly Compensated Employee in order to correct an Excess Deferral Percentage.

(b) Elimination of Excess Deferral Percentages. Effective for Plan Years beginning on or after January 1, 1997, if an Excess Deferral Percentage exists for a particular Plan Year, such excess shall be eliminated by a leveling process, under which the Contract Contributions and any Matching Contributions aggregated with such Contract Contributions pursuant to Section 11.1 and treated as Contract Contributions for purposes of the Actual Deferral Percentage Test (and, if applicable, Discretionary Contributions treated as Contract Contributions for purposes of the Actual Deferral Percentage Test), of the Eligible Highly Compensated Employee with the highest dollar amount of contributions are reduced proportionately to the extent required to:

(i) completely eliminate the Excess Deferral Percentage, or

(ii) cause the dollar amount of such Eligible Highly Compensated Employee’s Contract Contributions and Matching Contributions to equal the amount of the Eligible Highly Compensated Employee with the next highest Contract Contributions and Matching Contributions. This process will be repeated until the Excess Deferral Percentage is completely eliminated.

To the extent that there occurs a reduction in the Contract Contribution applicable to any Eligible Highly Compensated Employee by reason of this subsection (b), the salary reduction agreement evidenced by such Participant’s Appropriate Form shall be deemed only effective as to the amount which then and thereafter constitutes the adjusted Contract Contribution.

The elimination of Excess Deferral Percentages described in the previous paragraph shall be accomplished by distributing to each affected Eligible Highly Compensated Employee the portion of the excess amount attributable to such Eligible Highly Compensated Employee (after taking into account any distributions required to eliminate any Excess Contract Contribution Amounts) by the end of the Plan Year following the Plan Year in which in which the Excess Deferral Percentage was created and, to the extent practicable, within the two and one-half (2 1/2) month period following the close of the Plan Year in which the Excess Deferral Percentage was created. All distributions pursuant to this subsection must include the income or loss (if any) attributable to the returned amounts for the Plan Year in which the excess occurred calculated as described in subsection (d) below. Notwithstanding the foregoing, in accordance with Code Section 414(v) and the regulations thereunder, no Contract Contribution shall be distributed to a Highly Compensated Employee to the extent that such amount can be treated as a Catch-Up Contribution under Section 3.2(g).

Effective for Plan Years ending on or before December 31, 1996, if an Excess Deferral Percentage exists for a particular Plan Year, such excess shall be eliminated by a leveling process, under which the Contract Contributions and Matching Contributions (and, if applicable, Discretionary Contributions treated as Contract Contributions for purposes of the Actual Deferral Percentage Test), of the Eligible Highly Compensated Employee with the highest Actual Deferral Ratio are reduced proportionately to the extent required to:

(i) completely eliminate the Excess Deferral Percentage, or

(ii) cause such Eligible Highly Compensated Employee’s Actual Deferral Ratio to equal the ratio of the Eligible Highly Compensated Employee with the next highest Actual Deferral Ratio. This process will be repeated until the Excess Deferral Percentage is completely eliminated (“Percentage Reduction Method”).

The determination and correction of an Excess Deferral Percentage with respect to an Eligible Highly Compensated Employee whose Actual Deferral Ratio is determined under the family aggregation rules of Code Section 414(q)(6) shall be accomplished by reducing the Contract and Matching Contributions (and, if applicable, Discretionary Contributions treated as Contract Contributions, if any), and the related Actual Deferral Ratio as described above and by allocating the excess amounts to be distributed to the family group among the Family Members in proportion to the Contract and Matching Contributions (and, if applicable, Discretionary Contributions treated as Contract Contributions), if any, of each Family Member that are combined to determine the Actual Deferral Ratio of the family group.

(c) Elimination of an Excess Contribution Percentage. If the Actual Contribution Percentage for the group of Eligible Highly Compensated Employees exceeds the Maximum Contribution Percentage for a particular Plan Year, the amount of such Excess Contribution Percentage shall be eliminated by a leveling process, under which the Matching Contributions of the Eligible Highly Compensated Employee with the highest dollar amount of Matching Contributions are reduced to the extent required to (1) eliminate the Excess Contribution Percentage entirely, or (2) cause such Eligible Highly Compensated Employee’s Matching Contributions to equal the dollar amount of the Eligible Highly Compensated Employee with the next highest dollar amount of Matching Contributions, such process to be repeated until the Excess Contribution Percentage is eliminated.

The elimination of Excess Contribution Percentages described in the previous paragraph shall be accomplished by distributing to each affected Eligible Highly Compensated Employee the portion of the excess amount attributable to such Eligible Highly Compensated Employee by the end of the Plan Year following the Plan Year in which in which the Excess Contribution Percentage was created and, to the extent practicable, within the two and one-half (2 1/2) month period following the close of the Plan Year in which the Excess Contribution Percentage was created. All distributions pursuant to this subsection must include the income or loss (if any) attributable to the returned amounts for the Plan Year in which the excess occurred calculated as described in subsection (d) below.

(d) Calculation of Income Allocable to Excess Contract Contribution Amounts, Excess Deferral Percentages and Excess Contribution Percentages. The income allocable to Excess Contract Contribution Amounts, Excess Deferral Percentages and/or Excess Contribution Percentages shall be equal to the income actually allocated to such excess for the Plan Year in which the excess occurred.

(e) Distributions of Mellon Stock. To the extent that a portion of a distribution made pursuant to this Section is attributable to Contract Contributions, Matching Contributions and/or Discretionary Contributions which were invested in the Employer Stock Fund, such portion will be distributed in full shares of Mellon Stock in accordance with procedures substantially equivalent to those established in Article VII for distributions of Accrued Benefits.

(f) Correction of Multiple Use of the Alternative Limitation. In the event a Multiple Use of the Alternative Limitation exists for the Plan Year, the Actual Contribution Percentage for Eligible Highly Compensated Employees will be reduced (in the same manner as described in Section 11.8(c)), or the Actual Deferral Percentage for Eligible Highly Compensated Employees will be reduced (in the same manner as described in Section 11.8(b)), as determined by the CBC or it delegate, in its discretion, until the Multiple Use is eliminated.

11.9 Maximum Contributions.

(a) The total value of the annual addition (as defined in Code Section 415(c)) for any Participant under this and any other qualified defined contribution plan of the Employer or a member of the Controlled Group for any Plan Year shall not exceed the maximum annual addition permitted under Code Section 415, taking into account all applicable transition rules and rules protecting prior Accrued Benefits.

(b) In the event that an adjustment to contributions with respect to a Participant is required pursuant to Code Section 415, and if a Participant is a participant in more than one qualified defined contribution plan of the Employer or any member of the Controlled Group, the limitations shall first be applied to the other defined contribution plans prior to being applied to this Plan; provided, however, that if the Participant is also a participant in the Mellon Bank Corporation Employee Stock Ownership Plan (“ESOP”) the limitations shall be first applied to this Plan before being applied to the ESOP.

(c) For Plan Years ending on or before December 31, 1999, if a Participant was or is also a participant in a defined benefit pension plan which is or was maintained by the Employer or any member of the Controlled Group (whether or not terminated) and to which Code Section 415 applies, the annual addition to the qualified defined contribution plans referred to in this Section 11.9 and the benefits provided under all such defined benefit pension plans with respect to any Participant shall be adjusted so that the sum of the defined benefit fraction and the defined contribution fraction (as such terms are defined in said Code Section 415(e)) does not exceed one (1) for any Plan Year. In making such adjustment, the maximum benefit shall be allowable first under the ESOP and then hereunder before determining the extent to which the limitations will affect the benefit available under the defined benefit pension plan(s).

(d) Code Section 415 Compensation. The limitation year, as defined in Treasury Regulation Section 1.415-2(b), shall be the Plan Year. For purposes of this Section and Sections 11.11 and 11.12, the term “Code Section 415 Compensation” means: the total remuneration paid to a Participant during the Plan Year, including the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with any member of the Controlled Group, for Plan Years ending on or before December 31, 1997, determined after any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined under Code Section 401(k) and its applicable regulations) or under a “cafeteria plan” (as defined in Code Section 125 and its applicable regulations), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code. For Plan Years beginning on and after January 1, 1998, compensation for purposes of this Section and Sections 11.11 and 11.12 shall include any pre-tax contributions or other amounts not included in federal gross income under a “qualified cash or deferred arrangement” (as defined under Code Section 401(k) and applicable regulations), a “cafeteria plan” (as defined in Code Section 125 and applicable regulations), and, effective as of June 1, 1999, a “qualified transportation benefit program” (as defined in Code Section 132(f) and applicable regulations).

(e) In the event an adjustment to Contributions to this Plan on behalf of a Participant is required under Code Section 415, such adjustment shall be made as follows:

(i) First, any Employer Discretionary Contributions or other profit-sharing contributions allocated to a Participant’s Account during the Plan Year shall be forfeited to the extent required to satisfy the limits of Code Section 415.

(ii) Next, to the extent further adjustments are required under Code Section 415, Contract Contributions allocated to a Participant’s Account during the Plan Year for which no Matching Contributions were made shall be distributed to the Participant to the extent necessary to satisfy the limits of Code Section 415.

(iii) Next, to the extent further adjustments are required under Code Section 415, Contract Contributions allocated to a Participant’s Account during the Plan Year for which Matching Contributions were made shall be distributed to the Participant to the extent necessary to satisfy the limits of Code Section 415. No Matching Contribution shall be forfeited solely as a result of a distribution of corresponding Contract Contributions under this subparagraph (iii).

(iv) To the extent further adjustments are required under Code Section 415, and all Discretionary Contributions and Contract Contributions have been forfeited or distributed in accordance with (i) through (iii) above, then Matching Contributions allocated to a Participant’s Account during the Plan Year shall be forfeited to the extent necessary to satisfy the limits of Code Section 415.

Any Contributions forfeited under this subsection (e) shall be reallocated to a suspense account and used to reduce contributions made by the Employer (other than Contract Contributions) in subsequent Plan Years.

11.10 Mandatory Distributions Required by Law. Notwithstanding any other provision in this Plan to the contrary, distribution of a Participant’s Account Balance must commence:

(a) unless the Participant elects otherwise, no later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

(i) the date the Participant attains Normal Retirement Age;

(ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(iii) the date on which the Participant terminates employment with the Controlled Group.

(b) Required Beginning Date prior to January 1, 1996. Notwithstanding anything to the contrary in subsection (a), with respect to a Participant that attained age 70 1/2 on or before December 31, 1995, distribution must commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2), regardless of whether the Participant is an Employee at such time; provided, however, that the required beginning date of benefit commencement of a Participant who attained age seventy and one-half (70 1/2) prior to January 1, 1988 and who was not a 5% owner (as defined in Code Section 416(i)(1)(B) during the Plan Year ending with or within the calendar year in which he attained age sixty-six and one-half (66 1/2), or any subsequent Plan Year, shall be April 1 next following the calendar year in which such Participant retires.

(c) Special Election for Participants That Attain Age 70 1/2 in 1996, 1997 or 1998. Notwithstanding (b) above, a Participant who attains age 70 1/2 on or after January 1, 1996 and on or before December 31, 1998 but has not retired may elect to commence distribution hereunder as of April 1 of the year following the year in which age 70 1/2 is attained in accordance with the rules applicable to such distribution as set forth herein.

(d) Required Beginning Date for Participants Who Attain Age 70 1/2 on or After January 1, 1999. Notwithstanding any other provisions of the Plan to the contrary and subject to (b) and (c) above, distribution of a Participant’s Accrued Benefit must commence no later than his “Required Beginning Date”. A Participant’s Required Beginning Date shall be the later of the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) or retires. However, a Participant who is a five percent (5%) owner of the Employer (as defined in Section 416(i)(1) of the Code) shall have a Required Beginning Date as of the April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2) regardless of whether his employment has terminated.

If payments must commence prior to the Participant’s termination of employment in accordance with subsections (b), (c) or (d), the amount of the distribution to be received each year by the Participant shall, at the Participant’s option, be either:

(i) the minimum required distribution calculated in accordance with Code Section 401(a)(9) and the regulations thereunder, or

(ii) one hundred percent (100%) of the Participant’s then Account Balance.

If the Participant fails to make an election with respect to a required distribution under this subsection for any year, the amount of the distribution shall be the minimum distribution calculated in accordance with Code Section 401(a)(9) and the regulations thereunder. If a

Participant is required to receive a distribution under this subsection for any year, and if the Participant elects to receive a distribution for such year of one hundred percent (100%) of his then Account Balance, all subsequent required yearly distributions pursuant to this Section shall be in an amount equal to one hundred percent (100%) of the Participant’s then Account Balance.

(e) Required Minimum Distribution Requirements for Plan Years Commencing On or After January 1, 2003.

(i) General Rules.

(A) Effective Date. The provisions of this subsection (e) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(B) Precedence. The requirements under this subsection (e) will take precedence over any inconsistent provisions of the Plan to the extent required to meet the requirements of Code Section 401(a)(9). Also, the provisions under this subsection (e) shall neither serve to expand or contract any distribution options otherwise available under the terms of the Plan.

(C) Beneficiary Designations Made Before January 1, 1984. Notwithstanding the other provisions of the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(D) Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (a) will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(ii) Time and Manner of Distribution.

(A) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B) Death of Participant Before Distributions Begin.

(1) If the Participant dies before distributions begin, the Participant’s entire interest will be distributed as soon as administratively possible in accordance with Section 7.2(c) but in no event later than December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death. For purposes of determining whether subsection (e)(ii)(B)(2) applies, the Participant’s Designated Beneficiary shall be determined no later than September 30 of the year following the year of the Participant’s death. Distributions made pursuant to this subsection (e)(ii)(B)(1), unless subsection (e)(ii)(B)(2) applies, shall, regardless of their actual commencement date, be considered to have commenced on the Participant’s Required Beginning Date.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (e)(ii)(B) will apply as if the surviving Spouse were the Participant, without regard to whether the date of the Spouse’s death has the effect of increasing the 5-year period measured from the Participant’s date of death. If this subsection (e)(ii)(B)(2) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (e)(ii)(B)(1).

(C) Forms of Distribution. It is the intent that the Plan pay the Participant’s Account in a single sum distribution (possibly consisting of 2 payments, the first for the minimum required distribution amount not eligible for rollover and the second for the balance). Notwithstanding the foregoing, to the extent that a Participant is permitted under subsections (b), (c), or (d) to elect to receive only the minimum required distribution until termination of employment, or the minimum required distribution not eligible for rollover needs to be determined, the minimum required distribution will be determined, and made if applicable, in accordance with subsections (e)(iii) and (e)(iv) below.

(iii) Required Minimum Distributions During Participant’s Lifetime.

(A) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (e)(iii)(B) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iv) Required Minimum Distributions After Participant’s Death And After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(v) Definitions Applicable to This Subsection (e).

(A) “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 1.7 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(B) “Distribution Calendar Year” means the calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (e)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C) “Life Expectancy” means the Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(D) “Participant’s Account Balance” means the Participant’s Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant’s Account for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(E) “Required Beginning Date” means the date benefits are required to commence in subsections (b), (c), or (d), whichever is applicable.

11.11 Top-Heavy Provisions. The following provisions of this Section 11.11 are intended to comply with the provisions of Code Section 416 (and the regulations promulgated thereunder) applicable to plans such as the Plan and shall apply only to those Plan Years, if any, in which the Plan is a “Top-Heavy Plan” within the meaning of Section 11.12(a). In each other Plan Year, and without the necessity of further action from the CBC or the Board of Directors of the Corporation, the provisions of this Section 11.11 shall have no force or effect as if they had never been incorporated into the Plan.

(a) Effect of a Determination of Top-Heaviness. For any Plan Year in which the Plan is a Top-Heavy Plan, the following provisions shall apply and shall supersede any conflicting provisions of the Plan:

(b) Adjustment for Maximum Benefits and Contributions. For Plan Years commencing prior to January 1, 2000, the adjustments to the Code Section 415(e) limits applicable to Participants in multiple plans required by Code Section 416(h) shall be applied in performing the tests described in Section 11.9(c).

(c) Minimum Contribution. Each Employer shall provide a minimum contribution (for this purpose, Matching Contributions shall be taken into account) to the Account of each Non-Key Employee Participant who has not separated from service by the end of the Plan Year and who is not eligible to receive the minimum Top-Heavy benefit under the Mellon Bank Retirement Plan for such Plan Year. The amount of the contribution shall be equal to the lesser of:

(i) three percent (3%) of such Participant’s Code Section 415 Compensation (as defined in Section 11.9(d)); or

(ii) the highest percentage of Code Section 415 Compensation (as defined in Section 11.9(d)) at which contributions (including Contract Contributions) were made for the Plan Year to a Participant who is a Key Employee for such Plan Year.

For purposes of this subsection, a “Non-Key Employee” is any employee who is not a Key Employee.

11.12 Definitions. For purposes of Section 11.11, the following definitions shall apply:

(a) “Top-Heavy Plan” - This Plan shall be a “Top-Heavy Plan” if the present value of the Key Employees’ accrued benefits under all of the Employer’s qualified defined benefit plans and under all of the Employer’s qualified defined contribution plans is more than sixty percent (60%) of the present value of the accrued benefits of all Employees under such plans as of the Determination Date.

For these purposes, the accrued benefits will be determined as of the most recent Valuation Date which falls within the twelve (12) month period prior to, or which coincides with, the Determination Date.

(i) The accrued benefits shall be determined in accordance with Section 416 of the Code and regulations issued thereunder and shall include:

(A) only those accrued benefits under qualified defined benefit plans and qualified defined contribution plans maintained by the Employer which plans must be aggregated in order to meet the qualification requirements of Sections 401(a)(4) and 410 of the Code, and/or in which a Key Employee is a participant; and

(B) accrued benefits under one or more of the Employer’s qualified defined benefit plans and qualified defined contribution plans which are not already required to be included under paragraph (A) above if such plan(s):

(1) will not cause the group of plans to fail to meet the requirements of Sections 401(a)(4) and 410, taking into account the plans required to be included under paragraph (A) above; and

(2) will prevent the present value of the Key Employees’ accrued benefits under the aggregated group of plans from exceeding sixty percent (60%) of the present value of the accrued benefits of all employees under such plans as of the Determination Date; and

(C) the aggregate distributions made from such plans during the one (1)-year period ending on the Determination Date (including distributions under a terminated plan, which plan, if it had not been terminated, would have been required to be aggregated with this Plan under paragraph (A) above unless such distribution is included as a rollover contribution under this Plan or any other plan required to be aggregated with this Plan under paragraph (A) above); notwithstanding the foregoing, in the case of a distribution made for a reason other than severance from employment, death, or disability this provision shall be applied by substituting “five (5)-year period” for “one (1)-year period”;

(D) the allocation of any contribution due to such defined contribution plans for the Plan Year ending on the Determination Date but unpaid as of the Determination Date; and:

(E) the aggregate amount of any rollovers or plan-to-plan transfers accepted by the Plan (including, without limitation, Rollover Contributions and Transferred Amounts) initiated by the Employer or received from a plan established or maintained by any member of the Controlled Group, but only to the extent required under Code Section 416.

(ii) The accrued benefits shall be determined in accordance with Section 416 of the Code and regulations issued thereunder and shall not include:

(A) the accrued benefits of any Participant who is not a Key Employee on the Determination Date but who was a Key Employee for any Plan Year prior to the Determination Date; and

(B) the accrued benefits and account balances of any individual who has not performed services for the Employer maintaining a plan required to be included as provided in paragraph (a)(i)(A) above at any time during the one (1) year period ending on the Determination Date.

(b) “Determination Date” means the last day of the previous Plan Year.

(c) “Key Employee” means any employee (including a deceased employee) or former employee (and the beneficiaries of such employees) who at any time during the Plan Year ending on the Determination Date was any one of the following:

(i) An officer of the Controlled Group having Code Section 415 Compensation therefrom of more than one hundred thirty thousand dollars ($130,000), as adjusted under Code Section 416(i)(1)(A) for Plan Years beginning after December 31, 2002.

The maximum number of officers of the Controlled Group who shall be considered to be officers for these purposes shall be determined as follows:

Total number of employees of the Controlled Group	Maximum number of officers
30 or fewer	3
more than 30 but fewer than 500	10% of all employees
500 or more	50

Where the number of actual officers exceeds the maximum number to be counted as Key Employees, the officers who shall be considered Key Employees shall be those with the highest annual Plan Year Code Section 415 Compensation during the period which includes the Plan Year ending on the Determination Date.

(ii) A five percent (5%) owner of the Employer or a member of the Controlled Group.

(iii) A one percent (1%) owner of the Employer or a member of the Controlled Group having annual Code Section 415 Compensation from the Controlled Group for a Plan Year of more than $150,000.

For purposes of paragraphs (ii) and (iii) above, ownership shall include direct ownership and constructive ownership in accordance with Code Section 318, as modified by Code Section 416(i)(1)(B)(iii).

The determination of who is a Key Employee as provided above shall be made in a manner consistent with the provisions of Code Section 416 and the regulations issued thereunder.

ARTICLE XII

MISCELLANEOUS

12.1 Participant’s Rights. Neither the establishment of any Trust created hereunder, nor any subsequent modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any particular Participant, or any person whomsoever, any legal or equitable right as against the Corporation (as Plan sponsor), an Employer, the CBC, the BIC, the Plan Manager(s), or the Trustee with regard to his employment, continuation of this Plan, or contributions made hereunder. Notwithstanding the preceding sentence, the Participant’s rights, if any, to have an Employer contribute Contract Contributions on his behalf shall be governed solely by the terms and conditions of the Appropriate Form evidencing the Participant’s salary reduction election. All Employees of each Employer shall remain subject to discharge to the same extent as if this Plan had never been executed.

12.2 Spendthrift Clause. Except as otherwise provided in Article VI hereof with respect to Plan loans, the benefits, payments, proceeds, claims, or rights of any Participant herein shall not be subject to any claim of any creditor or any Beneficiary hereof, and, in particular, the same shall not be subject to attachment or garnishment, or other legal process by any creditor of the Participant or his Beneficiary or persons claiming directly or indirectly through or by reason of the claims of such creditor, including, but not limited to, trustees or receivers in bankruptcy, nor shall any such Participant or Beneficiary hereunder have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, payments, or proceeds which he may, at any time, be entitled to receive, contingently or otherwise, under this Plan. Notwithstanding the preceding sentence, the Plan will recognize (i) any judgment, order, or decree issued, or settlement agreement entered into on or after August 5, 1997, which is the result of a fiduciary violation (or alleged violation) or conviction of a crime involving the Plan, as described under Section 206(d)(3) of ERISA and Code Sections 401(a)(13)(C) and (D), and (ii) any “qualified domestic order” within the meaning of Section 206(d) of ERISA and Code Section 414(p). The CBC will follow the procedure set forth in such Sections of the Code and ERISA for determining the qualified status of a domestic relations order and will establish such other practices and procedures as may be administratively necessary or appropriate to be followed pending a determination as to the qualified status of such order or to comply with such order.

If, and to the extent, any portion of a Participant’s Accrued Benefit is payable to a former Spouse or dependent pursuant to a qualified domestic relations order within the meaning of Section 206(d) of ERISA and Sections 401(a)(13)(B) and 414(p) of the Code, the provisions of said order shall govern the distribution thereof. Distribution of all or a portion of a Participant’s vested benefit to an alternate payee (within the meaning of Code Section 414(p)) under a qualified domestic relations order may begin no earlier than the “earliest retirement age” (within the meaning of Code Section 414(p)) and may begin no later than the Participant’s termination of employment with the Controlled Group; provided, however, that distribution may commence prior to such earliest retirement age if the alternate payee consents to a distribution by an Appropriate Form at any time after the domestic relations order is determined to be qualified, with such distribution to be made as soon as administratively practicable following submission of the Appropriate Form.

Where, because of a qualified domestic relations order, more than one individual is treated as the surviving Spouse of a Participant, the total benefits to be paid to such surviving spouses as a group shall not exceed the amount that would be paid if there were only one surviving Spouse.

An individual’s rights as an alternate payee shall not be diminished or otherwise affected by the individual’s being or becoming a Participant in this Plan. Accordingly, the CBC or its delegate shall separately account for all interests established by qualified domestic relations orders without regard to whether the alternate payee is also a Participant hereunder.

12.3 Unclaimed Amounts. It shall be the sole duty and responsibility of a retired or terminated Participant or a Beneficiary to keep the Trustee and his Employer apprised of his whereabouts and most current address. If any benefit to be paid under this Plan cannot be distributed because of the Employer’s and Trustee’s inability, after a reasonable search, to locate a particular Participant or Beneficiary legally entitled to such benefit, it shall be held by the Trustee in a special holding account. If such amount shall remain unclaimed, such benefit shall be forfeited in accordance with CBC policy, subject to reinstatement if the Participant or his Beneficiary subsequently submits a claim for the benefit.

12.4 Judicial or Administrative Proceedings. In any action or proceeding involving the Plan or any property constituting any part or all of the Trust, or the administration thereof, the CBC, the BIC, and/or the Trustee shall be the only necessary parties and no Employees, former Employees, Beneficiaries, or any other persons having or claiming to have an interest in the funds under the Plan shall be entitled to any notice of the proceeding unless required by the court or administrative agency having jurisdiction over the proceeding or by applicable law. Any final judgment which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in the Plan.

12.5 Power to Interplead. In any action either at law or equity involving a Participant and his interest under the Plan or its operation, but in which the Trustee, the CBC, and/or the BIC are not directly a party litigant or necessary party, upon court approval or order, the CBC and/or the BIC may direct the Trustee to pay over to any court or those persons designated by the court all sums or property subject to such litigation. Upon such payment, neither the Trustee nor the CBC and/or the BIC shall be liable or accountable for such payment.

12.6 Limitation of Benefit. All benefits hereunder shall be payable solely from the assets of the Trust and no Employer assumes any other liability or responsibility therefor or guarantees such benefits. The liability and responsibility of an Employer are strictly limited to the provisions of this Plan.

12.7 Construction of Plan. The Plan shall be construed and administered according to the laws of the Commonwealth of Pennsylvania and any federal laws which may from time to time be applicable. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles and Sections of this instrument are inserted for convenience of reference only and, as such, they constitute no part of this Plan and are not to be considered in the construction hereof.

12.8 Plan Expenses. All expenses incurred by any person, legal or natural, with respect to the establishment, administration, or termination of this Plan and its related Trust shall represent a charge upon the Trust and shall be paid from the assets in the Trust to the extent not otherwise paid directly by the Corporation.

12.9 Liability of Officers and Directors. Subject to the provisions of ERISA, no past, present, or future officer or director of the Employer shall be personally liable to the Plan, its Trust, or to any Participant, Beneficiary, or other person under any provision of the Plan, Trust Agreement, or insurance or annuity contract.

12.10 Rights of Reemployed Veterans. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). To the extent set forth on a uniform basis in promissory notes issued with respect to Plan loans, loan repayments will be suspended under this Plan during military service as permitted under Code Section 414(u).

ARTICLE XII-A

EMPLOYEE STOCK OWNERSHIP PLAN

12.1A Establishment of ESOP. Notwithstanding any contrary Plan provision, effective as of January 1, 2002, a portion of the Plan shall be designated as an employee stock ownership plan (“ESOP”). The ESOP component of the Plan shall consist of all contributions and earnings under the Plan, other than Contract Contributions and earnings thereon, that are invested in the Employer Stock Fund. Such contributions shall be reflected in an “ESOP Account” that will be established and maintained by the CBC in the name of each Participant. The ESOP component of the Plan is designed to invest primarily in qualifying employer securities and is intended to meet the requirements of Sections 409 and 4975(e)(7) of the Code. The ESOP constitutes a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii).

12.2A ESOP Requirements. Unless specifically provided otherwise, the ESOP component of the Plan shall be subject to all other Plan provisions, including, by way of illustration and not limitation, those sections referenced below.

(a) ESOP Diversification. Each Participant retains the right to direct the investment of his Account, including his ESOP Account, in accordance with Article IV.

(b) Voting of ESOP Stock. Each Participant shall be entitled to direct the Trustee to vote all shares of stock in his ESOP Account in accordance with Section 5.2.

(c) Distributions of ESOP Stock. Distribution of a Participant’s ESOP Account will be made in one lump-sum payment in accordance with Section 7.3. Such distribution shall be made in kind in whole shares of Mellon Stock or in cash if elected by the Participant in accordance with Section 7.4.

(d) Commencement of ESOP Distributions. Subject to Section 7.2, if a Participant or Beneficiary elects, distribution of a Participant’s ESOP Account will commence not later than one year after the close of the Plan Year:

(i) in which the Participant terminates employment with the Controlled Group by reason of attainment of Normal Retirement Age, disability or death; or

(ii) which is the fifth Plan Year following the Plan Year the Participant otherwise terminates employment with the Controlled Group, unless the Participant is reemployed by a member of the Controlled Group before distribution is required to begin.

12.3A Vesting. The vesting requirements under Article III shall apply to the contributions allocated to a Participant’s ESOP Account.

12.4A Payment of Dividends. In accordance with rules established by the CBC and uniformly applied, any cash dividends paid with respect to Mellon Stock in the ESOP as of the record date shall be paid to the Plan and reinvested in Mellon Stock, unless the Participant (or his Beneficiary) affirmatively elects to have such dividends paid to him. Any such election by the Participant (or his Beneficiary) shall apply only to those shares of Mellon Stock in which he is vested and shall apply to future cash dividends until otherwise elected by the Participant (or his Beneficiary). Any cash dividends paid with respect to Mellon Stock that is not part of the ESOP shall be automatically reinvested in the Employer Stock Fund. The payment of ESOP dividends under this Section is intended to comply with Code Section 404(k) and shall be interpreted accordingly.

ARTICLE XIII

EXECUTION

IN WITNESS WHEREOF, the Corporation, intending to be legally bound, has caused this Plan to be executed and attested to by its duly authorized officers or representatives this 31st day of August, 1998 (the “Execution Date”), but effective as of January 1, 1998.

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ D. Michael Roark	By	/s/ Frank V. Cahouet
	D. Michael Roark		Frank V. Cahouet,
	Executive Vice President		Chairman, President and Chief Executive Officer

[Corporate Seal]

FIRST (QUALIFICATION) AMENDMENT

The First (Qualification) Amendment, effective January 1, 1998, was executed on March 8, 1999 as follows:

WITNESS		MELLON BANK CORPORATION

By	/s/ D. Michael Roark	By	/s/ Martin G. McGuinn
	D. Michael Roark		Martin G. McGuinn
	Executive Vice President		Chairman, President and Chief Executive Officer

SECOND AMENDMENT

The Second Amendment, effective April 5, 1999, was executed on March 29, 1999 as follows:

WITNESS		MELLON BANK CORPORATION

By	/s/ D. Michael Roark	By	/s/ Martin G. McGuinn
	D. Michael Roark		Martin G. McGuinn
	Executive Vice President		Chairman, President and Chief Executive Officer

THIRD AMENDMENT

The Third Amendment, effective January 1, 1997 and other dates specified therein, was executed on February 19, 2002 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Lisa B. Peters	By	/s/ Martin G. McGuinn
	Lisa B. Peters		Martin G. McGuinn
	Director of Human Resources		Chairman and Chief Executive Officer

FOURTH AMENDMENT

The Fourth Amendment, effective January 1, 2002, was executed on May 1, 2002 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
	Corporate Benefits Committee		Mellon Financial Corporation

FIFTH AMENDMENT

The Fifth Amendment, effective of July 1, 2002, was executed on May 1, 2002 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
	Corporate Benefits Committee		Mellon Financial Corporation

SIXTH AMENDMENT

The Sixth Amendment, effective January 1, 2002 and other dates specified therein, was executed on January 7, 2003 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
Corporate Benefits Committee

SEVENTH AMENDMENT

The Seventh Amendment, effective November 6, 2003, was duly adopted on November 6, 2003 and executed on January 5, 2004 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
Corporate Benefits Committee

EIGHTH AMENDMENT

The Eighth Amendment, effective January 1, 2003, was duly adopted on December 19, 2003 and executed on January 7, 2004 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
	Corporate Benefits Committee		Mellon Financial Corporation

NINTH AMENDMENT

The Ninth Amendment, effective February 1, 2005 and executed on March 23, 2005 as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
	Corporate Benefits Committee		Mellon Financial Corporation

TENTH AMENDMENT

The Tenth Amendment, effective March 28, 2005 and executed on June 7, 2005, as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena, Secretary		Martin G. McGuinn
	Corporate Benefits Committee		Chairman and Chief Executive Officer

ELEVENTH AMENDMENT

The Eleventh Amendment, effective as of May 15, 2005 and executed on May 17, 2005, as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena, Secretary		Martin G. McGuinn
	Corporate Benefits Committee		Chairman and Chief Executive Officer

TWELFTH AMENDMENT

The Twelfth Amendment, effective as of October 1, 2005 and executed on September 19, 2005, as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena, Secretary		Martin G. McGuinn
	Corporate Benefits Committee		Chairman and Chief Executive Officer

THIRTEENTH AMENDMENT

The Thirteenth Amendment, effective as of January 1, 2006 and executed on December 21, 2005, as follows:

WITNESS		MELLON FINANCIAL CORPORATION

By	/s/ Robert Skena	By	/s/ Martin G. McGuinn
	Robert Skena		Martin G. McGuinn
	Secretary		Chairman and Chief Executive Officer
	Corporate Benefits Committee		Mellon Financial Corporation

APPENDIX A

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE DREYFUS CORPORATION RETIREMENT PROFIT SHARING PLAN

This Appendix describes the special provisions of the Plan as it applies to Participants who were participants in The Dreyfus Corporation Retirement Profit Sharing Plan (the “Dreyfus Plan”) on August 31, 1996, the date on which The Dreyfus Plan was merged with and into the Plan, and on whose behalf assets were transferred to the Plan. Such Participants are referred to in this Appendix A as “Dreyfus Participants”. Unless defined herein, all capitalized terms refer to definitions contained in Article I of the Plan.

A.1 Notwithstanding anything in the Plan to the contrary, for purposes of calculating a Dreyfus Participant’s Service for vesting purposes, “Hour of Service” shall mean:

(a) Each hour for which a Dreyfus Participant is directly or indirectly paid or entitled to payment by an Employer or a member of an Employer’s Controlled Group for the performance of duties. These hours shall be credited to the Employee for the twelve (12) consecutive month computation period or periods, as defined in Section A.4, in which the duties are performed; and

(b) Each hour for which a Dreyfus Participant is directly or indirectly paid or entitled to payment by an Employer or a member of an Employer’s Controlled Group on account of a period of time during which no duties are performed for the Employer or Controlled Group member (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or other similar reason; provided that no more than five hundred and one (501) Hours of Service shall be credited under this paragraph with respect to any continuous period of absence for which no duties are performed. Such Hours of Service shall be calculated and credited to computation periods in accordance with Department of Labor Regulations Section 2530.200(b)-2(b) and (c), which are incorporated herein by reference; and

(c) Each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by an Employer or member of an Employer’s Controlled Group. The same Hours of Service shall not be credited under both subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours shall be credited to the Dreyfus Participant for the twelve (12) consecutive month computation period or periods, as defined in Section A.4, to which the award or agreement pertains, rather than to the computation period in which the award, agreement, or payment was made.

(d) Salaried Dreyfus Participants or other Dreyfus Participants whose compensation are not determined on the basis of certain amounts for each hour worked during a given period shall be credited with forty-five (45) Hours of Service per week (or ten (10) Hours of Service per day) for each week (or day, as applicable) in which such Dreyfus Participant would be credited with Hours of Service under (a), (b) or (c) above.

A.2 Notwithstanding anything in the Plan to the contrary, for purposes of calculating a Dreyfus Participant’s Service for vesting purposes, “Break in Service” means a period of 12 consecutive months, as defined in Section A.4, during which the Dreyfus Participant fails to complete more than five hundred (500) Hours of Service. Except as provided below, if a Dreyfus Participant has a Break in Service, any period before the Break in Service shall be excluded from his Vesting Service.

(a) Break in Service shall not be deemed to occur, however, during time spent in the Armed Forces of the United States by a Dreyfus Participant who has reemployment rights with the Employer under applicable law and who complies with the requirements of such laws as to reemployment. Provided, however, that if the Dreyfus Participant does not comply with requirements of such law as to reemployment, a Break in Service shall be deemed to have occurred at the beginning of the Computation Period in which such absence commenced if the Dreyfus Participant has worked five hundred (500) hours or less during the applicable computation period, or at the beginning of the first applicable computation period during which the Dreyfus Participant works five hundred (500) hours or less.

(b) Solely for purposes of determining whether a Dreyfus Participant has incurred a Break in Service, Hours of Service with respect to a Dreyfus Participant who is absent from work for any period solely by reason of “Parental Leave” shall also include the following (up to a maximum of 501 Hours of Service):

(1) the Hours of Service which otherwise would normally have been credited to such individual for such absence, or

(2) in any case in which the hours under paragraph (1) above cannot be determined, eight (8) Hours of Service per day of such absence.

(3) The hours described in paragraphs (1) and (2) above shall be treated as Hours of Service only in the twelve month period, as defined in Section A.4, which includes the date such absence begins, if a Dreyfus Participant would be prevented from incurring a Break in Service in such year solely because of this subsection (b), and otherwise such hours shall be treated as Hours of Service in the following twelve-month period.

(4) No credit will be given to a Dreyfus Participant as provided under this subsection (b) unless the Dreyfus Participant provides information to the CBC on a timely basis, including a statement by a physician, establishing that the absence from work is for Parental Leave, and the number of days for which there will be such an absence.

(c) Upon reemployment following a Break in Service, any Dreyfus Participant who was entitled to a nonforfeitable (vested) benefit at the date of his original Break in Service, shall have his Years Service before and after the Break in Service aggregated and any Dreyfus Participant who was not eligible for a nonforfeitable (vested) benefit hereunder at the date of his original Break in Service shall have his Years Service before the Break in Service aggregated with his Years Service after the Break in Service only if the number of one-year Breaks in Service does not exceed 5 years.

A.3 Notwithstanding anything in the Plan to the contrary, for purposes of calculating a Dreyfus Participant’s Service for vesting purposes, “Parental Leave” means a period in which the Dreyfus Participant is absent from work due solely to and immediately following his or her active employment because of the Dreyfus Participant’s pregnancy, the birth of the Dreyfus Participant’s child or the placement of a child with the Dreyfus Participant in connection with the adoption of that child by the Dreyfus Participant, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

A.4 Notwithstanding anything in the Plan to the contrary, for purposes of calculating a Dreyfus Participant’s Service for vesting purposes, “Year of Service” shall mean a twelve (12) month period (“Computation Period”) beginning on a Dreyfus Participant’s Employment Commencement Date or any anniversary thereof during which he has completed not less than 1,000 Hours of Service. If in any period used for determining Years of Service, a Dreyfus Participant completes more than five hundred (500) Hours of Service (as defined in Section A.1) but less than a thousand (1,000) Hours of Service (as defined in Section A.1) , the Dreyfus Participant will not incur a Break in Service (as defined in A.2), but will also not accrue a Year of Service hereunder for any purpose.

A.5 Vesting.

(a) The vested percentage of each Dreyfus Participant in the portion of his Transferred Amounts Account comprised of contributions made by Dreyfus Corporation (or by a predecessor employer) (referred to herein as “Dreyfus Contributions”) shall be determined in accordance with the following table:

Years of Service	Vested Percentage
Less than 5 years	0
5 years of more	100

Notwithstanding the foregoing, upon a Dreyfus Participant’s attaining age 65, such Participant shall be 100% vested in his Dreyfus Contributions. If at the time of the termination of employment, a Dreyfus Participant had attained age 60 but not age 65 and had not yet completed 5 Years of Service, such Dreyfus Participant shall be vested in a percentage of his Dreyfus Contributions determined in proportion that the number of months of such Participant’s participation in the Plan (including participation in the Dreyfus Plan) bears to 60. Except as otherwise provided in this Section A.5 with respect to Dreyfus Contributions, a Dreyfus Participant shall be 100% vested at all times in all other amounts which comprise his Account Balance in the Plan.

(b) Except as otherwise provided in paragraph (c) below, after a Dreyfus Participant’s Break in Service, the portion of his Dreyfus Contributions which are not vested in accordance with paragraph (a) above shall be forfeited as of the Valuation Date which coincides with or next follows the date on which the Participant terminates employment. Any such Forfeitures shall be transferred to a suspense account and used as of any subsequent Valuation Date first to reinstate any nonvested amounts to reemployed Dreyfus Participants as provided in paragraph (c) below and then applied to reduce the Employer’s future obligation to make contributions.

(c) If a Dreyfus Participant who is not fully vested in his Dreyfus Contributions receives a distribution of his entire Account Balance under the Plan, the nonvested portion of his Dreyfus Contributions shall be forfeited upon such distribution and applied in the manner described in paragraph (b). If the Dreyfus Participant is reemployed prior to incurring five (5) consecutive Breaks in Service, the forfeited amount shall be restored. For purposes of this paragraph (c), a Participant who has no vested interest in his Account Balance under the Plan as of his termination of employment shall be deemed to have received a distribution of his entire vested benefit on such date; if such Participant is reemployed prior to incurring five (5) Breaks in Service, the forfeited amount shall be immediately restored as of the date of his reemployment.

A.6 Forms of Distribution. In addition to the forms of distribution available under the Plan, with respect to the Transferred Amounts Account of a Dreyfus Participant as of August 31, 1996 plus earnings, if any, attributable to such Transferred Amounts Account, a Dreyfus Participant may elect a distribution in one of the following forms of distribution:

(a) payment in installments over a period not in excess of the life expectancy of the Participant or the joint life expectancy of the Participant and his or her spouse;

(b) purchase and delivery of a single annuity contract which will be made nonassignable.

(c) The annuity payable to a Dreyfus Participant who is married shall be paid in the form of a qualified joint and survivor annuity. A Dreyfus Participant may elect at any time during the applicable election period to waive the qualified joint and survivor annuity form of distribution and/or to designate a Beneficiary other than his Spouse, and may revoke any such election at any time during the applicable election period, subject to the Spousal Consent rules set forth in the Plan.

(d) For purposes of this Section A.6, the term “applicable election period” means the 90-day period ending on the date the Participant’s benefits under the Plan commence.

(e) At least 30 days but not more than 90 days prior to the Participant’s annuity starting date, the CBC shall provide each Dreyfus Participant who has elected an annuity with a written explanation setting forth: (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the Dreyfus Participant’s right to make and the effect of an election to waive the qualified joint and survivor annuity; (iii) the rights of the Dreyfus Participant’s Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity method of distribution. A Dreyfus

Participant may waive the 30-day period before distribution begins as set forth above, so long as payment does not begin to be made for at least seven (7) days from when the explanation was provided. For purposes of this section, the Dreyfus Participant’s “annuity starting date” means the first day of the first period for which an amount is paid to the Dreyfus Participant under the Plan as an annuity.

A.7 Interim Election. On termination of employment other than by reason of death or disability, a Dreyfus Participant may elect to defer receipt of his Accrued Benefit until he reaches age 65. A Dreyfus Participant who elects to defer receipt of his Accrued Benefit until age 65 may make an election (an “Interim Election”) at any time prior to reaching age 65, to receive all or any portion of his Transferred Amounts Account as of August 31, 1996 plus the earnings, if any, attributable to such Transferred Amounts Account; provided, however, that the Participant shall not be permitted to elect to receive less then his total Transferred Amounts Account as of August 31, 1996 (plus the earnings) (i) more than twice after his termination, or (ii) more than once in any Plan Year.

A.8 Transfer of Dreyfus Post-Tax Employee Contributions. Beginning in 1961 and prior to January 1, 1987, The Dreyfus Plan provided for nondeductible employee contributions (“Dreyfus Employee Contributions”). As a result of the merger of the Dreyfus Plan with the Plan, Dreyfus Employee Contributions have been transferred to the Trust associated with the Plan on behalf of Dreyfus Participants. A Dreyfus Employee Contributions Account shall be maintained for each Dreyfus Participant on whose behalf Dreyfus Employee Contributions were transferred to the Plan, and shall be administered as hereinafter provided. The Dreyfus Employee Contributions Account for each Dreyfus Participant shall consist of the value of Dreyfus Employee Contributions, including the earnings, losses, expenses and other increases and decreases of the Trust attributable thereto, and less any withdrawals and distributions from such Account.

A.9 Withdrawal of Dreyfus Employee Contributions. A Dreyfus Participant may withdraw all or a portion of the Transferred Amounts Account in his Dreyfus Employee Contributions Account for any reason as of December 31 of any Plan Year, provided that notice in writing is given to the CBC prior to December 21 of such Plan Year.

A.10 Loans. Notwithstanding anything to the contrary in Section 6.3 of the Plan, the principal amount of a loan to be made to a Dreyfus Participant, plus the total outstanding balance of all previous loans (including Assigned Loans) to the Dreyfus Participant from the Plan cannot be more than the lesser of:

(a) fifty thousand dollars ($50,000), reduced by the excess (if any) of: (A) the highest outstanding balance of loans (including Assigned Loans) from the Plan during the twelve (12)-month period ending on the day before the date on which the loan is to be made, over (B) the outstanding balance of loans (including Assigned Loans) from the Plan on the date on which the loan is made;

(b) fifty percent (50%) of the Dreyfus Participant’s Account Balance; and

(c) the portion of the Dreyfus Participant’s Account Balance which is not invested in the Employer Stock Fund, but not including amounts in the Transferred Amounts Account which are invested in the Employer Stock Fund (and from which Plan loans can be made).

A.11 Investments of Transferred Amounts Account. Notwithstanding any provision of the Plan to the contrary, those portions of the Transferred Amounts Accounts of Dreyfus Participants which were invested in shares of Dreyfus Corporation stock prior to the merger of the Dreyfus Plan with the Plan shall be invested in the Employer Stock Fund. The initial investment in the Employer Stock Fund shall be treated as a Participant direction to reallocate from an Other Fund to the Employer Stock Fund in accordance with Section 4.3(c)(ii). Prior to April 5, 1999, neither Contract Contributions nor Rollover Contributions of any Dreyfus Participant shall be invested in the Employer Stock Fund. Except as otherwise provided in the preceding sentence, Dreyfus Participants may invest all or any portion of their Contract Contributions, Transferred Amounts and/or Rollover Contributions in the Employer Stock Fund and may transfer any portion of their investment in the Employer Stock Fund that is attributable to Contract Contributions, Transferred Amounts and/or Rollover Contributions into other Investment Funds, or from such other Investment Funds into the Employer Stock Fund in accordance with the procedures established in Section 4.3.

A.12 Blackout Period Limitations for Certain Dreyfus Participants. Notwithstanding any other provisions of the Plan to the contrary, as a matter of Corporation policy and in order to assist in assuring compliance with securities law requirements, certain employees of the Corporation and Affiliated Companies are prohibited from engaging in transactions in Mellon Stock during Blackout Periods preceding the release by the Corporation of quarterly and annual earnings information. Each Blackout Period begins on the 16th day of the last month of each calendar quarter and ends three business days after Mellon’s quarterly release of earnings information to the public (“Blackout Period”). Those employees that are subject to the limitation contained in this section shall be separately notified by the Corporation.

Notwithstanding the Blackout Period, any investment election or change in investment election made by an Appropriate Form which increases or decreases the percentage of the Dreyfus Participant’s Transferred Amounts which are invested in the Employer Stock Fund, and any investment election which involves a transfer into or out of the Employer Stock Fund, will be effective regardless of whether it is made during or after a Blackout Period. Dreyfus Participants shall be solely responsible for monitoring whether any such elections made during a Blackout Period violate Security and Exchange Commission (“SEC”) regulations or Corporate Policy, and neither the Plan, the Corporation, the Employer, the CBC, nor the BIC shall be responsible for monitoring compliance with SEC regulations or Corporate Policy regarding trading during such Blackout Periods. Any penalties for violations of the Blackout Period shall be the sole responsibility of each Dreyfus Participant, and the Plan shall not redress any such violations through refund, reversal of elections or otherwise.

The restrictions applicable to transactions involving Employer stock are set forth in the Mellon Bank Corporation Confidential Information and Securities Trading Policy, as may be in effect from time to time.

A.13 Spot Transfers. Notwithstanding any provision of the Plan to the contrary, a Dreyfus Participant may elect to transfer all or a portion of his existing Account attributable to Contract Contributions, Transferred Amounts and/or Rollover Contributions from the Investment Fund in which it is currently invested to one or more of the Investment Funds then available, in accordance with the procedures established in Section 4.3.

A.14 Investment of Dreyfus Plan Upon Transfer of Assets. Upon the transfer from the Dreyfus Plan to the Plan of assets attributable to the accounts of Dreyfus Participants, such assets shall be invested in the Investment Fund under the Plan which is most similar to the investment fund in which such assets were invested under the Dreyfus Plan, as determined by the BIC. For administrative purposes, such assets shall remain invested in such Investment Fund for a “conversion period”, not to exceed four months, during which a Dreyfus Participant shall not be permitted to change investment elections or take a distribution with respect to such transferred assets.

APPENDIX B

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE BOSTON COMPANY, INC. EMPLOYEE SAVINGS PLAN

This Appendix describes the special provisions of the Plan as it applies to Participants who were participants in The Boston Company, Inc. Employee Savings Plan (the “TBC Plan”) on January 1, 1998, the date on which the TBC Plan was merged with and into the Plan, and on whose behalf assets were transferred to the Plan. Such Participants are referred to in this Appendix B as “TBC Participants”.

B.1. Age 59 1/2 Withdrawal Option. Notwithstanding anything in the Plan to the contrary, upon written advance notice given to the CBC in the manner prescribed by the CBC, a TBC Participant who has attained age fifty-nine and one-half (59 1/2) may withdraw from his After-Tax Contribution Account and Pre-Tax Contribution Account that are transferred from the TBC Plan to the Plan as of January 1, 1998, an amount equal to all or a specified portion of such Accounts.

Any such withdrawals shall be made in the following order: (1) first, from the TBC Participant’s After-Tax Contribution Account as of December 31, 1986, and (2) thereafter, proportionally from the TBC Participant’s remaining After-Tax Contribution Account and from the Pre-Tax Contribution Account, as appropriate to comply with the requirements of the Internal Revenue Code. A withdrawal shall be debited to the Investment Funds in the same proportions as a TBC Participant’s Accounts are invested in such Investment Funds.

All withdrawals shall be processed in accordance with the distributions provisions of Article VII of the Plan. A TBC Participant shall only be permitted one (1) withdrawal request in every six month period.

B.2. Optional Installment Distribution. With respect to the Account of a TBC Participant which is transferred from the TBC Plan to the Plan; in addition to the options available under Article VII of the Plan, a TBC Participant may also elect, upon the occurrence of a triggering event of distribution, to receive his Account in annual cash installment payments over a period not exceeding thirty (30) years. The amount of each cash payment shall be equal to the total amount of the TBC Participant’s Account which is transferred to the Plan, divided by the total number of payments to be received under this installment option.

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B.3. Investment of TBC Plan Upon Transfer of Assets. Upon the transfer from the TBC Plan to the Plan of assets attributable to the accounts of TBC Participants, such assets shall be invested in the Investment Fund under the Plan which is most similar to the investment fund in which such assets were invested under the TBC Plan, as determined by the BIC. For administrative purposes, such assets shall remain invested in such Investment Fund for a “conversion period”, not to exceed four months, during which a TBC Participant shall not be permitted to change investment elections or take plan loans with respect to such transferred assets.

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APPENDIX C

PROVISIONS CONCERNING FORMER PARTICIPANTS

IN THE EMPLOYEE SAVINGS AND PROFIT SHARING PLAN OF

UNITED NATIONAL BANK

This Appendix C describes special provisions of the Plan that apply to Participants who were participants in the Employee Savings and Profit Sharing Plan of United National Bank (the “UNB Plan”) on July 1, 1999, the date on which the UNB Plan was merged with and into the Plan, and on whose behalf assets were transferred to the Plan. Such Participants are referred to in this Appendix C as “UNB Participants”.

C.1. Optional Installment Distribution. With respect to the Account of a UNB Participant which is transferred from the UNB Plan to the Plan; in addition to the options available under Article VII of the Plan, a UNB Participant may also elect, upon the occurrence of a Triggering Event, to receive his Account over a period certain in monthly, quarterly, semiannual or annual cash installments. The amount of each cash payment shall be equal to the total amount of the UNB Participant’s Account which is transferred to the Plan, with earnings and losses thereon, divided by the total number of payments to be received under this installment option.

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